UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) December 31, 2007

                              NEXGEN BIOFUELS LTD.
             (Exact name of registrant as specified in its charter)

             Israel                     011-14129                    N/A
-------------------------------  ------------------------    -------------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

            2533 Windguard Circle, Suite 102
                 Wesley Chapel, Florida                        33544
        ----------------------------------------            -----------
        (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code 813-929-4802

                          HEALTHCARE TECHNOLOGIES LTD.
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           FORWARD LOOKING STATEMENTS

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

     Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission ("SEC") which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows, including the in the field of ethanol and biodiesel fuel production under "Risk Factors" in Part I, Item 1 of this Report. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

                                EXPLANATORY NOTE

     In accordance with that certain Purchase Agreement, dated as of January 16, 2007, as amended (the "Purchase Agreement"), by and among, Healthcare Technologies Ltd., an Israeli corporation ("Healthcare"), NexGen Biofuels, Inc., a Delaware corporation ("NexGen Bio"), MAC Bioventures Inc., a Belize corporation ("MAC") and Gamida for Life B.V., a Netherlands corporation ("Gamida"), on December 31, 2007, Healthcare completed a Plan of Arrangement (the "Plan") pursuant to which Healthcare transferred substantially all of its existing business and assets in the field of biotechnology and medical devices to Gamida and acquired NexGen Bio's principal assets in the field of ethanol and biodiesel fuel production. On January 28, 2008, Healthcare has changed its name to NexGen Biofuels Ltd. ("NexGen"). NexGen will continue the business of NexGen Bio in the field of ethanol and biodiesel as a publicly traded company. The terms "the Company", "NexGen", "we," "us," and "our" refer to NexGen Biofuels Ltd. and its subsidiaries unless otherwise stated or the context clearly indicates otherwise.


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 31, 2007, the Company completed the Plan pursuant to the Purchase Agreement. For a description of the Purchase Agreement and the material agreements entered into in connection therewith, please SEE Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

THE PLAN AND RELATED TRANSACTIONS

THE PURCHASE AGREEMENT

     CLOSING TRANSACTIONS.

     The closing of the Purchase Agreement took place on December 31, 2007 (the "Closing Date"). At the closing, the following transactions, which together comprise the Plan, occurred:

     o NexGen Bio transferred its principal assets (the "NexGen Assets") in the ethanol and biodiesel fuel industry consisting of options to purchase five Greenfield sites in the United States and permitting for 100 million gallons of annual ethanol or bio-diesel production per site to NexGen 2007, Inc. ("Newco"), a wholly-owned subsidiary of the Company;

     o The Company issued to MAC and MAC's designees an aggregate of 38,280,000 ordinary shares, representing the $58 million appraised value of the NexGen Assets divided by $1.50 (the agreed upon value of the Company shares less 1%);

     o The Company issued to Israel Amir an aggregate of 386,666 ordinary shares; and

     o The Company transferred substantially all of its existing assets to Gamida, in consideration for 4,700,000 shares of the Company held by Gamida.

     The form of Purchase Agreement is filed as Exhibit 4.34 to this Current Report on Form 8-K and is incorporated herein by reference.

     The Purchase Agreement was approved by the Audit Committee, Board of Directors and the shareholders of the Company. In addition, the Plan was approved by order of the Tel Aviv District Court dated December 31, 2007.

GUARANTEES OF PAYMENT BY MAC

     The Purchase Agreement provides that in the event, following the Closing, the Company is obligated to pay an amount on account of the Excluded Liabilities (as defined), or liabilities created following the Closing, MAC shall provide the Company with sufficient funds, either directly or pursuant to a service agreement to be entered into, to ensure that the Company will be able to pay such liabilities when due.


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INDEMNIFICATION ARRANGEMENTS AMONG THE PARTIES TO THE PURCHASE AGREEMENT

     The Purchase Agreement provides for the following Indemnification arrangements:

     o NexGen Bio shall indemnify, defend and hold harmless the Company and NewCo for claims relating to the NexGen Assets, which exist as of Closing or which arise thereafter, unless such claims relate to unperformed obligations and liabilities of NexGen Bio which are specifically assumed by NewCo. NewCo shall assume those unperformed obligations and liabilities of NexGen Bio, arising under the contracts transferred to NewCo but only from the date of Closing.

     o The Company shall indemnify, defend and hold harmless, NexGen Bio, MAC and NewCo, for claims arising out of any breach of the Purchase Agreement by the Company, including reach of representations or warranties made by the Company.

     o NexGen Bio, MAC and their affiliates shall indemnify, defend and hold harmless, the Company and Gamida, for claims arising out of their breach of the Agreement, including breach of representations or warranties made by NexGen Bio.

     o Gamida shall indemnify, defend and hold harmless: (1) NexGen Bio, MAC and NewCo, for claims arising out of any breach of the Purchase Agreement by Gamida, including breach of representations or warranties made by the Company; and (2) MAC, during the 12 month period following the Closing, for claims arising out of any breach of the Purchase Agreement by the Company, including breach of representations or warranties made by the Company, for damages of no less than $100,000, and up to the maximum aggregate amount of $1,000,000; and (3) the Company for any claims relating to the transfer by Gamida to the Company of 10,132 shares of the Company (of the 4,700,000 shares contemplated by the Arrangement).

     o Under the terms of the Purchase Agreement, at the Closing, Gamida delivered to MAC a personal guarantee in an amount of $100,000 from Mr. Daniel Kropf, our former Chairman, and the controlling shareholder of the parent company of Gamida, in respect of Gamida's indemnification obligations described in (2) above.


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AMERICAN APPRAISAL VALUATION

     In connection with the Purchase Agreement, the Company retained American Appraisal Associates, ("American Appraisal"), an independent financial consulting firm, to assist the Company in its determination regarding the value of the NexGen Assets. American Appraisal produced a written report dated May 4, 2007, which valued the NexGen Assets, on a net present value basis, as represented by a 100% interest in NexGen Bio's common stock, at approximately $58 million as of February 14, 2007 (the "AAA Valuation"). The AAA Valuation is based on assumptions related to the future construction and operations of the facilities, including inter alia, timing and costs of the construction, debt incurred, and actual start-up of the proposed facilities. In producing the AAA Valuation, American Appraisal relied on the accuracy and completeness of certain financial projections and other data provided by the Company to American Appraisal. American Appraisal did not independently verify or audit such information, but assumed its accuracy for the purposes of the AAA Valuation. It is noted that subsequent to the date of the AAA Valuation, an option on one of the land sites held by NexGen Bio and mentioned therein was replaced with an option on another site. In a letter dated, July 13, 2007, a copy of which is filed as an exhibit hereto, American Appraisal stated that such does not affect the assumptions and conclusions reached in the AAA Valuation. A copy of the AAA Valuation is filed as an exhibit hereto. Forward looking statements and any projections, forecasts and/or estimations contained in the AAA Valuation should not be relied upon for any purpose. A copy of the AAA Valuation is listed as an exhibit to this Current Report.

BOAS VALUATION REPORT

     Prior to the approval of the Audit Committee and Board of Directors of the Purchase Agreement, the Company received a valuation from David Boas Business Consultant Ltd., an independent financial consulting firm, dated January 2007, which established the value of the Company and the Company's holdings in its subsidiaries, using the discounted cash flow method derived from the business over five years (the "Boas Valuation"). The valuation was based on audited and unaudited financial data, and on business estimates provided by the Company's executives and directors. The value attributed to the Company's holdings in the Company's Subsidiaries was $7.4-$7.8 million while the value attributed to the Company itself, mainly based on the Company's shares trading on NASDAQ and having carry forward losses for tax purposes was $1.1-$1.2 million, giving the Company a total value of $8.5-$9 million. A copy of the Boas Valuation is filed as an exhibit to this Current Report.

NEXGEN BIO'S OPTION

     Pursuant to the Purchase Agreement, NexGen Bio may, subject to the Company's written consent, until 180 days following the Closing, transfer to NewCo an existing functional ethanol or bio-diesel plant or all of the shares held by NexGen Bio of an entity which directly owns such a plant ("Option Assets"), in consideration for such number of our ordinary shares equal to the value of the Option Assets (based on a written valuation prepared by a recognized independent firm acceptable to the Company) divided by $1.50 less 1 % ("Option Shares").

     The aggregate number of Option Shares issuable by the Company, if any, shall not exceed 80,000,000 Ordinary Shares.


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ACCOUNTING TREATMENT

     The Plan was treated as a recapitalization of the Company for financial accounting purposes. Accordingly, the historical financial statements of the Company before the Plan will be replaced with the historical financial statements of NexGen Bio before the Plan in all future filings that the Company makes with the SEC.

OFFICERS AND DIRECTORS

     On the Closing Date, all of the Company's existing directors other than Elan Penn, Varda Rotter, and Israel Amir, resigned and Messrs. J. Ram Ajjarapu, Bruce W. Wilkinson, Esq., Jim McAlinden, Rodrick D. Morrow and Kenneth Hoyt were appointed to fill the vacancies. Also on the Closing Date, the then-current officers of the Company, other than Eran Rotem, resigned and new executive officers designated by NexGen Bio will be appointed in the Company's upcoming Board meeting. The current officers and directors are identified on Item 5. under "Directors and Executive Officers, Promoters and Control Persons."

PRO FORMA OWNERSHIP

     Immediately after giving effect to the Plan, there are issued and outstanding on a fully diluted basis (including ordinary shares underlying outstanding options), 42,100,998 ordinary shares of the Company, as follows:

     o MAC and MAC's designees received 38,280,000 ordinary shares, approximately 91% of the Company's outstanding ordinary shares on a fully-diluted basis;

     o the existing stockholders of the Company retained 3,434,332 ordinary shares , approximately 8.1% of the Company's outstanding ordinary shares on a fully-diluted basis; and

     o Israel Amir received 386,666 ordinary shares, approximately 0.9% of the Company's outstanding ordinary shares on a fully-diluted basis.

                                     PART I

1.   DESCRIPTION OF BUSINESS

GENERAL

     NexGen is currently in the process of obtaining permits and raising capital to develop, construct, and/or acquire, own, and operate approximately four ethanol plants with an aggregate capacity of approximately 400 million gallons and one 100 million gallon bio-diesel plant in a number of different states in the United States, in two phases. It is contemplated that the plants will be built on land over which NexGen, through its wholly-owned subsidiaries, holds options. We anticipate that in the first phase, three to four plants will be constructed and/or acquired and brought to operation (two to three ethanol plants and one bio-diesel) and in the second phase two additional ethanol plants will be constructed. The proposed plant sites are located in Iowa, Ohio, Indiana, Wisconsin and Arkansas. The size of each of the sites ranges between 15-407 acres and are intended to accommodate rail loops and the plant. All of the sites are located near existing grain production, roads, rail transportation and livestock.


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     In order to be responsive to changing market conditions in the ethanol and biodiesel industries, we will also consider acquiring existing ethanol and biodiesel plants rather than constructing new plants if we are able to make such acquisitions at favorable enterprise valuations and have access to reasonable financing terms. Acquired plants may be located in other states and have different operating characteristics than the plants we propose to construct.

     Ethanol is a type of alcohol that in the United States is produced principally from corn. Bio-diesel is a type of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats and is made in the United States mostly from soybean oil. Ethanol/bio-diesel are used as a blend component in the gasoline and diesel fuel markets. Refiners and marketers, including some of the major integrated oil companies and a number of independent refiners and distributors, have historically blended ethanol/bio-diesel with gasoline and petroleum diesel to increase octane and reduce tailpipe emissions. According to the Renewable Fuel Association (RFA), the ethanol/bio-diesel industry has grown significantly over the last few years. NexGen believes that the fuel blends composed of ethanol/bio-diesel will become increasingly important over time as an alternative to petroleum based gasoline/diesel, as a result of its favorable production economics relative to petroleum gasoline/diesel, ethanol/bio-diesel's clean burning characteristics, a shortage of domestic petroleum refining capacity, geopolitical concerns, and federally mandated renewable fuel usage.

     In addition, NexGen has acquired NexGen Bio's rights under two letters of intent to acquire majority control in two ethanol plants that are located in the Midwest for an aggregate purchase price of approximately $50 million in cash and ordinary shares. Each of the plants will have a name plate capacity of more than 40 million gallons of ethanol. The closings of the acquisitions are subject to the completion of due diligence, the negotiation of definitive purchase document and the receipt of financing.

BUSINESS STRATEGY

     NexGen's objective is to meet the need for clean, economic, alternative energy sources that achieve less dependence on hydrocarbons. NexGen expects to capitalize on economic benefits and public policy drivers for renewable fuels such as ethanol and bio-diesel and develop cost-competitive production facilities. Owing to the commodity-like characteristics exhibited by biofuels, particularly ethanol, NexGen has adopted a vertical integration business model incorporating individual strategies for the production (upstream) and distribution (downstream) ends of the ethanol and biodiesel chain.


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     By operating as a vertically integrated entity NexGen looks to realize two major competitive advantages: insuring downstream ethanol requirements are met during periods of limited ethanol availability caused by distribution bottlenecks, for example; and creating a dedicated end-user for upstream output. However, in each case the separate business retain the flexibility allowing them to opportunistically profit from abrupt or unexpected changes of a particular local or alternative market.

     Key elements of NexGen's strategy to achieve this objective include:

          o Adopting a vertical integration business model incorporating individual strategies for the production (upstream) and distribution (downstream) ends of the ethanol and biodiesel chain

          o    Building new biofuel plants in strategic locations

          o    Acquiring currently producing plants

          o Establishing strategic alliances with procurement and marketing partners

          o Achieving good economies of scale in the plants being built and/or acquired

          o Monitoring the market dynamics in the market and adjusting its operations to sustain in the market place for the long-term

INDUSTRY BACKGROUND

     o    ETHANOL

     American-made, renewable ethanol directly displaces the amount of crude oil needed from imports, offering independence and security from foreign sources of energy. According to the Renewable Fuels Association (RFA), current U.S. ethanol production of 4.85 billion gallons per year can reduce gasoline imports and effectively extends gasoline supplies at a time when refining capacity is at its maximum. According to the RFA, the 5 billion gallon ethanol production level contemplated in the Renewable Fuels Standard could reduce oil imports by nearly 170 million barrels per year.

     According to the Renewable Fuels Association in its outlook report for 2007, ethanol production capacity in the United States has grown in the last twenty years from almost nothing to an estimated 4.9 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced, and an increased capacity of approximately 6.38 billion gallons per year is expected. Increased capacity may continue in the future. The effect of this increase on the demand for, or price of, ethanol is uncertain.

     The ethanol industry has grown to over 119 production facilities in the United States. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation. According to NexGen's estimates, each of the aforementioned is capable of producing more than 400 million gallons ethanol annually.


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     o    BIO-DIESEL

     When bio-diesel is blended with petroleum diesel it results in relatively low start-up costs. Bio-diesel is positioned as a more environmentally friendly fuel that can result in lower health and safety impacts than petroleum diesel and while reducing American dependence on imported oil. Although bio-diesel can achieve incremental reductions in smoke, unburned hydrocarbons and particulate matter, several studies have shown that bio-diesel can result in slight NOx increases. Other alternative fuels have demonstrated the ability to decrease all regulated pollutants. Bio-diesel is domestically produced and renewable.

     According to the National Bio-diesel Board, currently 1.39 billion gallons of bio-diesel from 148 plants is being produced in United States and there are 96 plants under construction which will add 1.89 billion gallons.

     o    TARGET MARKET

     According to the National Corn Growers Association (NCGA), today's demand of more than four billion gallons of ethanol per year is expected to grow to 7.5 billion gallons per year by the year 2012 under current law. If the use of MTBE is phased out on a national level in the next few years and the regulatory requirements remain unchanged, the anticipated growth may yield a doubling of ethanol demand much sooner. Recently, a bill including provisions known as the Renewable Fuels Standard was signed by the President. The new legislation is changing the use of fuel by determining the specific volume of ethanol to be used in gasoline on a nationwide basis. NexGen anticipates that the forecasted demand for ethanol will assist its plants' successful entry and continued operation in the industry. The dramatic rise in ethanol utilization in the coming years predicted by the NCGA is expected to require doubling present ethanol production capacity to supply the demand.

     o    ETHANOL/BIO-DIESEL PRODUCTION PROCESS

     Below is a description of the production process of ethanol and bio-diesel.

     ETHANOL:

     The ethanol plants will produce ethanol generally by processing corn. The corn will be received by rail and by truck, then weighed and unloaded in a receiving building into storage bins. Thereafter, the corn will be conveyed to a scalper to remove rocks and debris before it is transported to a hammer mill or grinder where it is grounded into a mash and conveyed into a slurry tank for enzymatic processing. Water, heat and enzymes will be added to break the ground grain into fine slurry which will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry will be pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. Two hundred-proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The two hundred-proof alcohol and five percent denaturant constitute ethanol.


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     Ethanol's by-products, mainly distillers grains, are made when corn mash from the distillation stripper is pumped into one of several decanter type centrifuges for dewatering. The water ("thin stillage") is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators ("the wet cake") are conveyed to the distillers dried grains dryer system. Syrup is added to the "the wet cake" as it enters the dryer, where moisture is removed. The distillers grains can be used as animal feed.

     BIO-DIESEL:

     Bio-diesel is made through a chemical process called transesterification whereby glycerin is separated from animal fat or vegetable oil. The process leaves behind two products -- methyl esters (the chemical name for bio-diesel) and glycerin (a marketable by-product). There are three basic routes to produce bio-diesel from oils and fats: (1) base catalyzed transesterification of the oil with alcohol; (2) direct acid catalyzed esterification of the oil with methanol; and (3) conversion of the oil to fatty acids, and then to Alkyl esters with acid catalysis. The majority of the alkyl esters produced today are done with the base catalyzed reaction because it is the most economic for several reasons: low temperature (150(degree) F) and pressure (20 psi) processing, high conversion (98%) with minimal side reactions and reaction time, direct conversion to methyl ester with no intermediate steps and exotic materials of construction are not necessary.

     A fat or oil is reacted with an alcohol, like methanol, in the presence of a catalyst to produce glycerine and methyl esters or bio-diesel. The methanol is charged in excess to assist in quick conversion and recovered for reuse. The catalyst is usually sodium or potassium hydroxide which has already been mixed with the methanol.

     o    MARKETING ARRANGEMENTS

     Most all ethanol/bio-diesel plants around the country, sell ethanol/bio-diesel and their by-products (distillers grains, corn oil, glycerin and CO2) through a strategic alliance partner or marketing firms. They do not engage their own sales personnel in the process.

     NexGen intends to transport ethanol/bio-diesel, corn oil, DDGS and glycerin using rail cars, trucks, and other channels of distribution as needed. NexGen has started discussions with certain rail car leasing companies to lease sufficient tank cars and DDGS/Corn cars to be delivered before the production starts at each plant.

     Ethanol/bio-diesel pricing is highly volatile and driven by the crude oil prices as well as gasoline and diesel prices. Its price is frequently proportional to imported oil prices. Historically, ethanol/bio-diesel plants sign long-term contracts with ethanol/bio-diesel marketing companies to mitigate risk and avoid any major cash flow swings. Most ethanol/bio-diesel plants sell 80% of their production on long-term contracts and the remaining 20% on spot markets to take advantage of upswing prices. NexGen's management will follow these practices and will employ hedging futures and options to protect against downturns.


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DISTRIBUTION

     NexGen's downstream strategy responds to the market inefficiencies and risks caused by severe bottlenecks in the current ethanol distribution which interferes with the market's price-setting mechanism and the ability to get ethanol to reach intended end-users on a timely basis. The Company's vertical integration business model and downstream strategy anticipates the acquisition or construction of an ethanol bulk storage blending facility with annual throughput capacity equal to 500,000,000 gallons, located in an East coast seaport within a favorable end-user market.

     For a further discussion of NexGen's proposed plan of operations, see Item
2. Management's Analysis or Plan of Operation below.

RISK FACTORS

     An investment in NexGen involves a high degree of risk, including the risks and uncertainties described below.

RISKS RELATED TO THE CONSTRUCTION, DEVELOPMENT AND OPERATION OF THE PROPOSED FACILITIES

     Our principal assets consist of options to own land sites on which we propose to construct ethanol and/or bio-diesel production facilities. We may not obtain the funding or the consents and approvals required to construct and operate the proposed ethanol and/or bio-diesel production facilities.

     The planning, construction and operation of ethanol and/or bio-diesel production facilities is a complex undertaking that involves various elements including engineering, design, procurement of equipment, construction and obtaining financing and permits required therefor.

     We will be entirely dependent on obtaining debt and equity financing from third parties to fund the construction and development of our production facilities following the Closing. NexGen estimates that it will cost approximately $200 million per ethanol site and $100 million per bio-diesel site, to develop and construct such facilities. We do not have any definitive agreements or understandings at this time to obtain this financing and there can be no assurance that we will be successful in doing so.

     If we are not successful obtaining the necessary permits and approvals or raising the necessary funds, in a timely manner, or at all, in order to plan, construct or operate the production facilities, you could lose all or a substantial part of the value of your shares in our company.

     WE WELL NEED TO RAISE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY. OUR NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE WILL LIKELY INVOLVE THE ISSUANCE OF ADDITIONAL SHARES OF STOCK, WHICH COULD DILUTE THE VALUE OF YOUR INVESTMENT. THERE IS NO ASSURANCE, HOWEVER, THAT WE WILL BE ABLE TO RAISE ADDITIONAL MONIES IN THE FUTURE.


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


     Subsequent to December 31, 2007, we raised approximately $225,000 through cash generated by the sale of stock via a private offering. Additionally, we have a line of credit available through a controlling shareholder for $500,000. We believe these funds will be sufficient to fund our current operations until we obtain the third-party financing to fund the first phase of our business plan. However, additional funding may not be available when required or it may not be available on favorable terms. Without adequate funds, we may need to significantly reduce or refocus our plan of operations or obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. Failure to secure additional financing in a timely manner and on favorable terms when needed will have a material adverse effect on the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

     NEXGEN HOLDS OPTIONS TO PURCHASE THE LAND SITES BUT DOES NOT OWN THEM.

     NexGen's principal assets are options to purchase land sites in the United States on which we propose to construct our production facilities. In order to obtain ownership of the land sites, we will need to exercise these options under the terms of the option agreements. The timing of the exercise of these options will depend, in part, on our prospects for raising funds and prevailing and forecasted market conditions. If we do not exercise the options prior to their expiration dates, we may have to seek alternative sites in order to implement our business plan, which may not be available on reasonable terms or at all.

     WE MAY NEVER BECOME PROFITABLE.

     We expect to incur significant losses until we successfully complete construction and commence operations of one or more of the planned ethanol/bio-diesel production facilities or otherwise acquire one or more functional ethanol/bio-diesel production facilities that operate at sufficient profit levels. NexGen estimates that it will take approximately 18 to 24 months to develop and construct each ethanol facility and approximately 12 to 18 to develop and construct the bio-diesel facility, but it may take longer. We may not be successful in our efforts to build and operate the facilities. In addition, we may not be successful in securing financing necessary to build and operate our ethanol/bio-diesel production facilities or to fund our ongoing general and administrative expenses. Even if we successfully meet all of these objectives and begin operations, we may be unable to operate profitably. In addition, we expect to record significant depreciation and amortization expenses which will add to our losses.

     WE HAVE NO OPERATING HISTORY OF ETHANOL/BIO-DIESEL PRODUCTION FACILITIES, WHICH COULD RESULT IN ERRORS IN MANAGEMENT AND OPERATIONS, CAUSING A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     NexGen has no history of operating a bio-fuels production facility. While Mr. Ram Ajjarapu has extensive experience and knowledge within the ethanol/bio-diesel industry in carrying out projects involving 100 million gallons per year production facilities, NexGen does not have experience in constructing, developing or operating an ethanol or bio-diesel production facility.

     We may be unable to manage the start-up of our facilities in a timely and cost-effective manner, and any failure by us to do so would delay our ability to begin producing and selling ethanol or bio-diesel. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations and our financial condition and results of operations could be materially adversely affected.

     We anticipate a period of significant growth, involving the construction and start-up of operations of several production facilities. This period of growth and the start-up of our facilities are likely to be a substantial challenge to us. If we fail to manage this start-up effectively, you could lose all or a substantial part of the value of your shares.

     WE MAY BE UNABLE TO MEET THE ADMINISTRATIVE AND OPERATIONAL NEEDS OF OUR DEVELOPMENT AND GROWTH EFFECTIVELY, WHICH COULD RESULT IN OUR INABILITY TO ADEQUATELY INCREASE OUR SALES OR TO EFFICIENTLY OPERATE OUR BUSINESS.

     Our strategy envisions a period of rapid growth and that may impose a significant burden on our administrative and operational resources. The completion of construction of our facilities and growth of our business, will require significant investments of capital and management's close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. We may be unable to retain and hire the number of qualified persons necessary to operate our facilities effectively.

     WE ARE DEPENDENT UPON OUR OFFICERS AND DIRECTORS, AND OUR FAILURE TO HIRE OR THE LOSS OF ANY OF THESE PERSONS COULD ADVERSELY AFFECT OUR OPERATIONS AND RESULTS.

     We are dependent upon our officers and directors for execution of our business plan. The assembly of our management team is still not complete. Our failure to hire or the loss of any of our officers or directors could adversely affect the execution of our business plan and have a material adverse effect upon our results of operations and financial position. We do not intend to maintain "key person" life insurance for any of our officers or directors.

     OUR MANAGEMENT'S TIME AND ATTENTION WILL BE DIVIDED AMONG OUR PLANTS, AND EACH OF OUR PLANTS WILL BE MANAGED UNDER A SIMILAR MANAGEMENT MODEL, WHICH MAY PREVENT US FROM ACHIEVING A MAXIMUM RETURN FROM ANY ONE PLANT.

     Our business model calls for us to establish a U.S. holding company, NewCo, that will wholly-own separate business entities which in turn will each own one of our plants; however each of such entities will be managed by a centralized management team. The demands on our management's time from one plant may, from time to time, compete with the time and attention required for the operation of the other plants. This division of our management's time and attention among our plants may make it difficult for us to realize the maximum return from any one plant.

     IF OUR PRINCIPAL AGREEMENTS ARE TERMINATED OR BECOME UNFAVORABLE, OUR PROJECTS MAY FAIL OR BE HARMED IN WAYS THAT SIGNIFICANTLY REDUCE THE VALUE OF YOUR SHARES.

     We will be dependent on various contractors, suppliers, lenders and other third parties for the implementation and financing of each project. If agreements with such parties are terminated or if the terms are amended unfavorably to us, our projects may be harmed or even fail. Because we will be dependent on the success of several large-scale projects, the impairment or failure of any of these projects could significantly reduce our production and revenues.

     GIVEN THAT ALL OF OUR REVENUE WILL BE PRIMARILY DERIVED FROM THE PRODUCTION AND MARKETING OF ETHANOL AND BIO-DIESEL AND THEIR CO-PRODUCTS, ANY DISRUPTION IN OUR OPERATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Assuming we will successfully construct and bring some or all of the proposed facilities to operation, our primary source of revenues will be from the sale of ethanol and bio-diesel and related co-products that we will produce at our facilities. We will not have an alternative line of business in the event that we are unable to operate our facilities for any reason. Any delay or stoppage in our anticipated production would substantially reduce our revenues and adversely affect our results of operations.

     OUR DEPENDENCY ON KEY SUPPLIERS TO DESIGN AND BUILD OUR FACILITIES AND SUPPLY NECESSARY EQUIPMENT MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We are highly dependent upon general contractors and key vendors to design, engineer and build the proposed facilities. We do not have any definitive agreements or understandings with any such contractors or vendors at this time. If one of our future contractors or vendors were to terminate its relationship with us, there is no assurance that we would be able to obtain a replacement contractor or vendor or that a replacement would be able to complete construction within the originally contracted time frame and at the same or a lower price. Any delay in the planning, construction or commencement of operations of our facilities or problems in the design or engineering of our facilities could have a material adverse effect on our production and results of operations and could force us to abandon our business plan.

     OUR GENERAL CONTRACTORS, SUPPLIERS AND VENDORS MAY HAVE CONFLICTING INTERESTS THAT COULD CAUSE THEM TO PUT THEIR FINANCIAL INTERESTS AHEAD OF OURS, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT OUR BUSINESS.

     Our contractors, suppliers and vendors may experience conflicts of interest that cause them to put their financial interests ahead of our best interests. Our contractors, suppliers and vendors may also have conflicts of interest due to the fact that they are involved in the design and construction of other ethanol/bio-diesel plants. Although schedule and performance guarantees may motivate our contractors, suppliers and vendors to perform their agreements with respect to our facilities, we cannot ultimately require them to devote their full time or attention to our activities. As a result, they may come to have, a conflict of interest in allocating personnel, materials and other resources to our facilities which could result in inefficiencies and delays in our production, which could materially adversely affect our business. Such conflicts of interest may reduce our profitability and the value of our shares.

     THE COST AND TIME TO CONSTRUCT OUR FACILITIES AND COMMENCE OPERATIONS MAY BE MORE THAN WE ANTICIPATE.

     The cost to construct our facilities and commence operations may be higher than expected and the construction of any of our facilities could take longer than anticipated. For example, in order to commence construction of our facilities, we will need to obtain numerous governmental and regulatory permits, including the consent of municipal authorities to change the zoning regarding some of our proposed facilities. It may take us significantly more time than anticipated to obtain the necessary permits and consents for us to commence construction.

     Any significant increase in the estimated construction cost of, or in the estimated length of time for, one or more of our facilities could hinder our ability to complete construction and would delay our ability to generate revenues and as a result could have a material adverse effect on our business and results of operations or even force us to abandon our business plan. Moreover, our failure to receive any of the required permits or consents could have a material adverse effect on our business and results of operations or even force us to abandon our business plan.

     WE MAY ENCOUNTER DEFECTIVE MATERIAL AND WORKMANSHIP OR PROCESS ENGINEERING THAT COULD CAUSE SIGNIFICANT DELAYS IN THE COMMENCEMENT OF OUR OPERATIONS.

     Any defects in material or workmanship may cause substantial delays in the commencement of operations of our facilities. If defects are discovered after commencement of operations, or if our facilities fail to meet the performance criteria, substantial delays in the commencement of operations could occur which may have a material adverse effect on our business and results of operations.

     WE WILL BE SUBJECT TO THE RISK OF LOSS DUE TO FIRE BECAUSE ETHANOL AND BIO-DIESEL AND THE MATERIALS TO BE USED TO PRODUCE OUR PRODUCTS ARE HIGHLY FLAMMABLE.

     Ethanol and bio-diesel, and products such as natural gas and/or propane which are used in the production thereof, are highly flammable materials and we are therefore subject to the risk of loss arising from fires. The risk of fire associated with these materials cannot be completely eliminated. We intend to maintain insurance policies to reduce losses caused by fire, including business interruption insurance. If any of our production facilities were to be damaged or cease operations as a result of a fire, or if our insurance proves to be inadequate, it would harm our manufacturing capacity and adversely effect our results of operations.

     THE CONDITION OF OUR CONSTRUCTION SITES MAY DIFFER FROM WHAT WE EXPECT.

     If we encounter concealed or unknown conditions at our facility sites, it could result in an increase in the cost of construction of our facilities and may result in time delays and alternatives may not be available on reasonable terms or at all. Concealed or unknown conditions include any concealed physical conditions at each site that materially differ from the conditions contemplated. Although the sites have undergone limited inspection by NexGen, concealed or unknown conditions are often difficult to detect and there can be no assurance that we will not encounter them. There is no assurance that after full investigation some or all of the sites will be determined to be suitable for the plants. We have not inspected the sites and are relying on NexGen's judgment as to the suitability thereof for the construction and operation of the proposed production facilities.

     AS PART OF OUR BUSINESS STRATEGY, WE MAY SEEK TO ACQUIRE EXISTING ETHANOL AND BIODIESEL PRODUCTION FACILITIES, WHICH ENTAILS A NUMBER OF RISKS

As part of our business strategy, we may seek to acquire existing ethanol and biodiesel production facilities. There are numerous risks involved in making acquisitions, including:

     o possible decreases in capital resources or dilution to existing stockholders;

     o    difficulties and expenses incurred in connection with an acquisition;

     o    the difficulties of operating an acquired business;

     o    the diversion of management's attention from other business concerns;

     o a limited ability to predict future operating results of an acquired business; and

     o    the potential loss of key employees of an acquired business.

In the event that the operations of an acquired business do not meet expectations, we may be required to restructure the acquired business or write-off the value of some or all of the assets of the acquired business. We cannot assure you that any acquisition will be successfully integrated into our operations or will have the intended financial or strategic results.

In addition, acquisitions entail an inherent risk that we could become subject to contingent or other liabilities in connection with the acquisitions, including liabilities arising from events or conduct pre-dating our acquisition and that were not known to us at the time of acquisition. Although we intend to conduct due diligence in connection with each of our acquisitions, this does not mean that we will necessarily identify all potential problems or issues in connection with any given acquisition, some of which could be significant.

Our failure to successfully complete future acquisitions or to integrate and successfully manage completed acquisitions could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO FINANCING THE CONSTRUCTION AND DEVELOPMENT OF THE FACILITIES

     WE MAY SELL INTERESTS IN OR FORM PARTNERSHIPS OR JOINT VENTURES TO DEVELOP SPECIFIC PROJECTS, WHICH COULD RESULT IN A MATERIAL DECREASE IN OUR INTEREST IN, AND CONTROL OVER, SUCH PROJECTS, MAY AFFECT THE CONSOLIDATION OF THESE PROJECTS IN OUR FINANCIAL STATEMENTS, AND WILL SUBJECT US TO RISKS RELATED TO ATTRACTING AND MAINTAINING RELATIONSHIPS WITH CO-PARTNERS AND CO-VENTURERS.

     To finance and develop specific projects, we may sell interests in or form partnerships or joint ventures. Any dispositions of interests in the specific projects may result in a deconsolidation of these project subsidiaries from our consolidated financial results and may result in a material decrease in our interest in, and control over, such projects. In addition, these partnerships or joint ventures may involve the following risks: (i) we may be unable to maintain productive relationships with our co-partners or co-venturers; (ii) we may be unable to locate appropriate parties willing to buy interests or participate in partnerships or joint ventures on a timely and economic basis, if at all; (iii) our co-partner or co-venturer in a project might become bankrupt or encounter liquidity problems; (iv) our co-partner or co-venturer may have economic or business interests or goals that are, or that become, inconsistent with our business interests or goals; (v) we may incur liabilities as the result of the action taken by our co-partner or co-investor; (vi) our co-partner or co-venturer may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; (vii) we may have a right of first refusal to buy out other co-partners or co-venturers, but may be unable to finance such buy-out at the appropriate time; and (viii) we may be unable to sell our interest in a partnership or joint venture if we desire to exit the venture for any reason.

     OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED AS A RESULT OF THE RISKS ASSOCIATED WITH ACQUISITIONS OF FUNCTIONAL PLANTS. IN PARTICULAR, WE MAY NOT SUCCEED IN EFFECTIVELY INTEGRATING SUCH ACQUISITIONS.

     As part of our business strategy, we may make acquisitions of existing functional plants or of companies owning such plants. We evaluate the tactical or strategic opportunity available related to acquiring existing renewable fuel plants or companies owning such plants. The process of integrating an acquired company's business into our operations, may result in unforeseen operating difficulties and large expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. Other risks commonly encountered with acquisitions include the effect of the acquisition on our financial and strategic position and reputation, the failure of the acquired business to further our strategies, the inability to successfully integrate or commercialize acquired production facilities or otherwise realize anticipated synergies or economies of scale on a timely basis, and the potential impairment of acquired assets. Moreover, there can be no assurance that the anticipated benefits of any acquisition or investment will be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expenses related to intangible assets, any of which could have a material adverse effect on our operating results and financial condition.

     WE WILL HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS, WHICH MAY ADVERSELY AFFECT OUR CASH FLOW AND OUR ABILITY TO OPERATE OUR BUSINESS.

     In order to implement our business plan following the Closing, we expect to have a substantial amount of indebtedness which will result in substantial debt service requirements, which could have important adverse consequences that could hinder our ability to conduct our operations, including our ability to: (i) incur additional indebtedness; (ii) make capital expenditures; (iii) make distributions to shareholders, or redeem or repurchase shares; (iv) make certain types of investments or acquisitions; (v) create liens on our assets; and (vi) merge or consolidate or dispose of assets.

     A large amount of indebtedness will reduce the funds available to us for operations because a substantial portion of our operating cash flow will be used to pay interest and principal on debt subject all or substantially all of our operating subsidiaries' assets to liens, limit our ability to adjust to changing market conditions, which could make us more vulnerable to a downturn in the economy, the ethanol/bio-diesel industry or our business. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money to service our debt, we may be unable to refinance all or part of our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all, in order to meet our obligations. Furthermore, if we breach any of the covenants or undertakings in our loan agreements, a lender could require us to immediately repay all loans made by them to us, plus penalties, and they would be entitled to exercise the remedies available to them under our loan agreements, which may include the enforcement of liens against all of our assets. This would have a material adverse effect on our company and may cause us to cease our operations.

     OUR INABILITY TO OBTAIN THE DEBT FINANCING NECESSARY TO CONSTRUCT AND OPERATE OUR PLANNED PRODUCTION FACILITIES COULD RESULT IN THE FAILURE OF THOSE PROJECTS.

     Our financing plan requires a significant amount of debt financing. The amount and nature of the debt financing that we will be seeking will be subject to fluctuating interest rates and an ever-evolving credit environment as well as general economic factors and other factors over which we have no control. The construction and start-up of each facility is contingent on our ability to arrange debt financing from third party financing sources. If the debt financing we need is not available for any reason, we could be forced to abandon one or more of our projects which singularly or in the aggregate could adversely impact our business and could force us to abandon our business plan.

RISKS RELATED TO OWNERSHIP OF OUR SHARES FOLLOWING THE ARRANGEMENT

     THE PRICE OF OUR SHARES HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INDIVIDUAL SHAREHOLDERS.

     The market price of the Company's ordinary shares during 2007 ranged between a high sales price of $ 2.03 and a low sales price of $ 0.80 and may continue to be highly volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond the Company's control:

     o actual or anticipated variations in the Company's quarterly operating results;

     o announcements or new pricing practices by the Company or its competitors;

     o changes in government regulations relating to the construction of our production facilities and the production of our products;

     o    results of regulatory inspections;

     o changes in earnings estimates or recommendations by research analysts who might follow us or other companies in our industry;

     o announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    additions or departures of key personnel; and

     o    sales of additional ordinary shares.

     In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the Company's ordinary shares, regardless of the Company's actual operating performance.

     OUR ISSUING OF ADDITIONAL SHARES WILL DILUTE OR OTHERWISE LIMIT YOUR VOTING OR ECONOMIC RIGHTS.

     To enable us to plan, construct, develop and/or operate each of the production facilities, we expect to seek additional equity financing, which would cause dilution to the holders of our shares, and a reduction in their voting and equity interests. It is currently anticipated that in the first phase of our business plan, in which we intend to construct two ethanol facilities and one bio-diesel facility, we will seek to raise approximately $150 million through equity. Shareholders do not have any preemptive rights with regard to shares to be issued by us in the future in connection with any such additional equity financing. If we sell additional shares, the sale price of those shares could be higher or lower than the price per share of the Company's shares prior to the Arrangement. In addition, it is likely that we will issue in the future options to purchase additional shares of the Company, to attract, retain and reward our key directors, managers, employees, consultants and service providers, an act that would be dilutive to all existing shareholders. We may also decide to pay in kind all or a portion of the purchase price of the land underlying our land options by issuing shares or other securities.

     CONCENTRATION OF OWNERSHIP OF THE COMPANY'S SHARES MIGHT LOWER THEIR TRADING VOLUME.

     MAC, the Company's principal shareholder, owns approximately 84% of our outstanding shares and the shares held by MAC are restricted securities under U.S. securities laws. This concentration of ownership may result in low trading volumes of our shares which could adversely affect our shareholders' ability to sell their shares in the short term period or at all.

     MAC, THE COMPANY'S PRINCIPAL SHAREHOLDER, EXERTS SIGNIFICANT INFLUENCE OVER US AFTER THE CONSUMMATION OF THE ARRANGEMENT. ITS INTERESTS MAY NOT COINCIDE WITH YOURS AND IT MAY MAKE DECISIONS WITH WHICH YOU MAY DISAGREE.

     MAC, the Company's principal shareholder owns approximately 84% of our outstanding shares. As a result, MAC controls substantially all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some transactions more difficult or impossible without the support of MAC. The interests of MAC may not always coincide with our interests as a company or the interest of other shareholders. Accordingly, MAC could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

     WE DID NOT MEET THE NASDAQ CAPITAL MARKET INITIAL LISTING STANDARDS FOLLOWING THE CLOSING WHICH WILL RESULT IN THE DELISTING OF OUR SHARES FROM THE NASDAQ CAPITAL MARKET.

Our ordinary shares are traded on the NASDAQ Capital Market, which has adopted rules that establish criteria for initial and continued listing of securities. We have been advised that NASDAQ believes that the Arrangement constitute a reverse merger transaction under NASDAQ Rule 4340. As a result, we were required to meet the NASDAQ Capital Market initial listing standards, which include shareholders' equity of at least $4 million, market value of publicly held shares of at least $15 million, market value of all shares of at least $50 million and a minimum bid price of $4, immediately following the Closing in order to remain listed on NASDAQ. We did not meet such standards. As a result, we received a letter dated January 7, 2008 from NASDAQ announcing that the Company's securities will be delisted from The NASDAQ Stock Market. In response, the Company requested a hearing before a NASDAQ Listing Qualifications Panel to address the NASDAQ Determination and seek continued listing in accordance with applicable NASDAQ rules. The Company's hearing request stay any delisting action pending the issuance of a decision by the Panel following the hearing. The hearing was set for February 21, 2008.

     If our ordinary shares are delisted from the NASDAQ Capital Market, trading in our ordinary shares could be conducted on an electronic bulletin board established for securities that do not meet the NASDAQ listing requirements, and our shares would be subject to the so-called penny stock rules that impose restrictive sales practice requirements on broker-dealers who sell those securities. Consequently, could affect the ability of our shareholders to sell their ordinary shares in the secondary market. The restrictions applicable to shares that are de-listed, as well as the lack of liquidity for shares that are traded on an electronic bulletin board, may adversely affect the market price of such shares.

A LOW MARKET PRICE MAY SEVERELY LIMIT THE POTENTIAL MARKET FOR OUR ORDINARY SHARES.

     Our ordinary shares are currently trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a "penny stock"). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our ordinary shares.

     WE MAY NOT EVER DISTRIBUTE DIVIDENDS.

     The Company has not paid cash dividends on its ordinary shares in the past and has no plans to pay such dividends in the future. However, the Company does not rule out the possibility of paying such dividends in the future in the appropriate circumstances. An investor should not rely on an investment in the Company if such investor requires dividend income; the only return that such investor may receive may come from the appreciation, if any, in the value of the Company's ordinary shares. In determining whether to pay dividends, the Company's Board of Directors will consider many factors, including its earnings, capital requirements and financial condition. In addition, under Israeli law, the Company may only pay cash dividends from its retained earnings, if any, as calculated under Israeli law.

RISKS RELATED TO GOVERNMENT REGULATION

     THE UNITED STATES RENEWABLE FUELS INDUSTRY IS HIGHLY DEPENDENT UPON A MYRIAD OF FEDERAL AND STATE LEGISLATION AND REGULATIONS, AND ANY CHANGES IN LEGISLATION OR REGULATIONS COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The elimination of or significant reduction in federal ethanol and bio-diesel tax incentives could have a material adverse effect on our results of operations and financial condition. The cost of production of ethanol and bio-diesel is made significantly more competitive with regular gasoline by federal tax incentives. Before January 1, 2005, the federal excise tax incentive program allowed gasoline distributors who blended ethanol with gasoline to receive a federal excise tax rate reduction for each blended gallon they sold while there was no credit for bio-diesel blends. If the fuel was blended with 10% ethanol, the refiner/marketer paid $0.052 less tax per gallon of blended fuel, which equated to an incentive of $0.52 per gallon of ethanol. The $0.52 per gallon incentive for ethanol was reduced to $0.51 per gallon in 2005 and a refund system was created for bio-diesel, allowing an incentive of $0.50 per gallon of bio-diesel. Unless otherwise extended, the refund system for ethanol and bio-diesel will expire at the end of 2010 (2008 in the case of bio-diesel). We cannot provide you with any assurance that the federal tax incentives will be renewed in 2010 (2008 in the case of bio-diesel) or if renewed, on what terms they will be renewed. The elimination or any significant reduction in the federal tax incentives may have a material adverse effect on our results of operations and financial condition.

     The effect of the Renewable Fuels Standard, or RFS, in the recent U.S. Energy Policy Act of 2005 is uncertain. The use of fuel oxygenates, including ethanol, was mandated through government regulations, and much of the forecasted growth in demand for ethanol was expected to result from additional mandated use of oxygenates. The Energy Policy Act of 2005, or the Energy Policy Act, however, eliminated the mandated use of oxygenates and established minimum nationwide levels of renewable fuels, including ethanol to be included in gasoline. The Energy Policy Act also included provisions for trading of credits for use of renewable fuels. We can provide no assurance that the favorable ethanol provisions in the Energy Policy Act will not be adversely affected by regulations or the enactment of additional legislation in the future.

     FEDERAL REGULATIONS CONCERNING TAX INCENTIVES COULD EXPIRE OR CHANGE WHICH COULD REDUCE OUR REVENUES.

     The U.S. federal government presently encourages ethanol and bio-diesel production by taxing it a lower rate. This currently equates to a $0.51 per gallon subsidy of ethanol and $0.50 per gallon subsidy of bio-diesel. Some states and cities provide additional incentives. The Energy Policy Act of 2005 effectively mandates increases in the amount of annual ethanol and bio-diesel consumption in the United States. The result is that the ethanol/bio-diesel industry's economic structure is highly dependent on government policies. Although current policies are favorable factors, any major change in federal policy, including a decrease in ethanol/bio-diesel production incentives, would have significant adverse effects on our proposed plan of operations and cause us to discontinue our ethanol/bio-diesel business.

     There is disagreement in the scientific community about the wisdom of policies encouraging ethanol/bio-diesel production, which could result in changes in governmental policies concerning ethanol.

     Some past studies have challenged whether ethanol is an appropriate source of fuel and fuel additives because of concerns about energy efficiency, potential health effects, cost and impact on air quality. Federal energy policy, as set forth in the Energy Policy Act of 2005, strongly supports ethanol production. If a consensus develops that ethanol production does not enhance the U.S. overall energy policy, our ability to produce and market ethanol could be materially and adversely affected.

     THE COST OF COMPLIANCE AND/OR NON-COMPLIANCE WITH THE EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS THAT APPLY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We will be subject to various federal, state and local environmental laws and regulations, with regards, inter alia, to the construction of the facilities, and operation of the plants, such as, discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials. We are required to obtain permits that must be renewed from time to time to operate our business. Additionally, compliance with new or amended environmental laws, regulations and/or permits, or new interpretations of such laws, regulations and/or permits, could require us to incur significant expense. Such changes in laws, regulations and/or permits, or increased enforcement by governmental authorities, may have a material adverse effect on our financial condition. These laws, regulations and permits may limit our operations, require us to alter our production process or purchase pollution control equipment, any of which could negatively impact our business. We may not at all times be in complete compliance with these laws, regulations and/or permits and we cannot guarantee that we will be successful in obtaining all permits required to operate our business. A violation of these laws and regulations or permits can result in significant fines, criminal sanctions, permit revocations, damages and/or operational shutdowns, all or any of which may adversely affect our business.

     WE MAY BE SUBJECT TO LEGAL ACTIONS BROUGHT BY THIRD PARTIES FOR ACTUAL OR ALLEGED VIOLATIONS OF CERTAIN OF OUR ENVIRONMENTAL PERMITS OR ENVIRONMENTAL LAWS AND REGULATIONS.

     We also may be subject to legal actions from third parties alleging that we have an obligation to remediate or respond to an environmental condition or alleging property damage and/or personal injury resulting from the handling, producing, storing, transporting, and/or using our raw materials and/or products. Ethanol and bio-diesel production may produce an odor which may be objectionable to surrounding residents, and may increase dust in the vicinity of the plant due to our operations and the transportation of grain to our facilities and transportation of ethanol, bio-diesel, glycerin and distillers grains from our facilities. Such activities could subject us to nuisance, trespass or similar claims by employees of our facilities or property owners or residents in the vicinity of the plant. The occurrence of events which result in significant personal injury or damage to property or third parties that is not fully covered by insurance could have a material adverse impact on our results of operations and financial condition.

     We may be subject to liability for the investigation and cleanup of environmental contamination at our facilities and/or at off-site properties where we arrange for the disposal of hazardous materials. If such materials are disposed of or released at sites that undergo investigation and/or remediation, we may be responsible under environmental laws for all or part of the costs of such investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and/or personal injury due to exposure to hazardous or other materials at, on, under or from such properties. Some of these matters may require us to expend significant amounts of money for investigation and/or cleanup or other costs.

     AS A RESULT OF THE CLOSING OF THE PLAN WE ARE NO LONGER CONSIDERED A FOREIGN PRIVATE ISSUER UNDER U.S. SECURITIES LAWS, AND ARE SUBJECT TO BROADER REPORTING REQUIREMENTS, WHICH MAY PUT A STRAIN ON OUR ACCOUNTING, INTERNAL AUDIT AND OTHER MANAGEMENT SYSTEMS AND RESOURCES, AND MAY SUBJECT OUR SHAREHOLDERS TO ADDITIONAL LEGAL REQUIREMENTS.

     As a result of the closing of the Plan we are required to comply with reporting requirements for a domestic company rather than a foreign private issuer under U.S. securities laws. As a domestic reporting company, the Company is required to file more detailed reports with the SEC. Furthermore, the Company's officers and directors will also be subject to certain liabilities such as the reporting and "short swing" profit recovery provisions contained in
Section 16 of the U.S. Securities Exchange Act, and reporting requirements to which they are currently exempted, such as the requirement to report their holdings of the Company's shares.

     Since NexGen Bio was a privately held company, we anticipate that we will need to implement additional financial and management controls, reporting systems and procedures, implement an internal audit function and hire additional accounting, internal audit and finance staff in order to prepare our new management to comply with the financial reporting and other requirements to which we are or may become subject. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and share price.

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RISKS RELATED TO THE ETHANOL AND BIO-DIESEL INDUSTRY

     THE MARKET PRICE OF ETHANOL/BIO-DIESEL IS VOLATILE AND SUBJECT TO SIGNIFICANT FLUCTUATIONS WHICH MAY CAUSE OUR PROFITABILITY TO FLUCTUATE SIGNIFICANTLY.

     The market prices of ethanol/bio-diesel are influenced by many factors, including the price of gasoline and diesel and crude oil and the supply of ethanol/bio-diesel in the market. Oil prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy and the demand for petroleum-derived products. The supply and demand for oil throughout the world is affected by incidents in unstable political environments, the demand for oil from rapidly developing countries such as China and India, weather conditions, drilling, extraction and refinery technology, success in exploration, decisions made by OPEC and its member countries, industrial output and many other factors. We cannot predict the future price of crude oil or gasoline. Although the market price of ethanol/bio-diesel has historically tracked the market price of gasoline and diesel, we cannot provide any assurance that this will continue to occur. Low prices for crude oil, gasoline and diesel and the relationship between ethanol/bio-diesel supply and demand may reduce the price of ethanol/bio-diesel to a level that makes it unprofitable to produce. In recent years, the prices of crude oil, gasoline and diesel and ethanol/bio-diesel have all reached historically high levels. If the prices of crude oil, gasoline or diesel were to decline, our revenues and ultimately our profitability may be adversely affected. Fluctuations in the market price of ethanol or bio-diesel may cause our profitability to fluctuate significantly.

     OUR BUSINESS WILL BE HIGHLY SENSITIVE TO CORN, SOYBEAN OIL AND OTHER FEEDSTOCK PRICES AND WE GENERALLY WILL NOT BE ABLE TO PASS ON INCREASES IN CORN, SOYBEAN OIL AND OTHER FEEDSTOCK PRICES TO OUR FUTURE CUSTOMERS.

     The principal raw materials we will use to produce ethanol and bio-diesel and co-products, including dry and wet distiller grains in ethanol plants and glycerin in bio-diesel plants, will be corn, soybean oil, animal fats and palm oil or other vegetable oils. We may also use other feedstock. As a result, changes in the prices of our feedstock can significantly affect our business. In general, rising feedstock prices result in lower profit margins. For example, because ethanol and bio-diesel compete with non-corn-based fuels, we generally will be unable to pass on increased corn costs to our future customers. At certain levels, feedstock prices may make ethanol and bio-diesel uneconomical to use in fuel markets. The prices of feedstock are influenced by many factors including world supply and demand, weather conditions, crop yields, farmer planting decisions and general economic, market and regulatory factors and subsidies with respect to agriculture. The significance and relative effect of these factors on the price of our feedstock is difficult to predict. Any event that tends to negatively affect the supply of our feedstock, such as adverse weather or crop disease, could increase our feedstock prices and potentially harm our future business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages. Such a shortage could require us to suspend operations until feedstock is available at economical terms, which would have a material adverse effect on our business, results of operations and financial position. If an additional ethanol/bio-diesel production facility is built in the same general vicinity as where we intend to build our facilities, the price we pay for our feedstock at a facility could increase and the local supply of the feedstock be reduced, which may result in increased costs and reduced profits.

     THE SPREAD BETWEEN ETHANOL/BIO-DIESEL AND THE PRICES OF DOMESTIC RENEWABLE RESOURCES CAN VARY SIGNIFICANTLY AND WE DO NOT EXPECT THE SPREAD TO REMAIN AT RECENT HIGH LEVELS WHICH COULD MATERIALLY ADVERSELY IMPACT OUR GROSS MARGINS.

     Our gross margins will be principally dependent on the spread between ethanol/bio-diesel and the prices of the renewable resources used in their production (such as corn, soybean, animal fats and palm oils). In the past, this spread fluctuated widely and we cannot provide any assurance that fluctuations in this spread will not continue to occur. In recent periods, the spread between ethanol/bio-diesel and the renewable resources prices reached historical levels. Any reduction in the spread between ethanol/bio-diesel and renewable resources prices, whether as a result of an increase in corn, soybean, animal fats or palm oil prices or a reduction in ethanol/bio-diesel prices, would adversely affect our results of operations and financial condition.

     WE MAY ENGAGE IN HEDGING TRANSACTIONS WHICH INVOLVE RISKS THAT CAN HARM OUR BUSINESS.

     In an attempt to partially offset the effects of the volatility of ethanol/bio-diesel prices and feedstock costs, we may take hedging positions in order to limit our exposure to commodity price fluctuations. These may include
(i) purchasing feedstock through spot cash, fixed-price forward and delayed pricing contracts, (ii) utilizing hedging positions in the corn, soybean oil, animal fats and palm oil futures and options markets on the Chicago Board of Trade, or CBOT, to manage the risk of corn, soybean oil, animal fats or palm oil price fluctuations, (iii) entering into contracts to supply a portion of our ethanol or bio-diesel production on a forward basis and, in connection with our feedstock hedging positions, to lock in specific "crush" margins for a portion of our feedstock requirements, and (iv) establishing from time to time an unleaded gasoline/NYMEX RBOB/diesel hedge position using futures to reduce our exposure to unleaded gasoline and diesel price risk. The financial impact of these activities is dependent upon, among other things, the commodity futures prices involved and our ability to sell sufficient products to use all of the feedstock for which we have futures contracts. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults or, in the case of physical contracts, where there is a change in expected differential of an open position and the underlying price in the hedging agreement affecting the actual prices paid or received by us. Hedging activities can themselves result in losses when a position is purchased in a declining market or a position is sold in a rising market. A hedge position often settled in the same time frame as the physical commodity, is either purchased, as in the case of corn, soybean oil, animal fats or palm oil, and natural gas, or sold as in the case of ethanol or bio-diesel. Hedging losses may be offset by a decreased cash price for corn, soybean oil, animal fats and palm oil, and an increased cash price for ethanol and bio-diesel. We may also vary the amount of hedging or other risk mitigation strategies we undertake, and we may choose not to engage in hedging transactions at all. Our hedging activities may cause us to forego additional future profits or result in our making cash payments.

     SINCE THE PRODUCTION OF ETHANOL/BIO-DIESEL REQUIRES A SIGNIFICANT SUPPLY OF WATER AND ELECTRICITY, OUR BUSINESS WILL BE MATERIALLY HARMED IF WE ARE UNABLE TO OBTAIN AN ADEQUATE QUALITY AND QUANTITY OF WATER AND ELECTRICITY.

     Our facilities will require a significant and uninterrupted supply of water and electricity to operate. We anticipate that we will enter into arrangements with local electric companies and municipalities to provide our supply of electricity and water. However, there can be no assurances that, with respect to water, we will be able to reach definitive agreements for our water supply. In the event that we do not reach definitive agreements for our water supply, we may be required to expend significant amounts to drill wells and to provide for the necessary infrastructure for such well water to reach our planned facilities. In addition, there are no assurances that such water will be of an adequate quality. If the water quality from any of these sources is not adequate, we may, at greater cost to us, need to treat the water or find other sources. In addition, there can be no assurances that the water and electricity companies will be able to reliably supply the water and electricity that we need at any of our facilities or that back-up water wells that we may build will be adequate to sustain production over an extended period of time. If there is an interruption in the supply of water or electricity for any reason, which may include natural disasters, we might be required to halt production. If production is halted for an extended period of time, or there is any interruption in the quantity or quality of our water or electricity, it may have a material adverse effect on our operations, cash flows and financial performance.

     THE TRANSPORTATION OF FEEDSTOCK TO US AND OF ETHANOL/BIO-DIESEL TO OUR CUSTOMERS WILL BE AFFECTED BY BUSINESS RISKS THAT ARE LARGELY OUT OF OUR CONTROL, ANY OF WHICH COULD SIGNIFICANTLY REDUCE OUR REVENUES AND OPERATING MARGINS.

     The operation of our facilities will depend on our ability to receive adequate amounts of feedstock (over and above our storage capability) in a timely manner and our failure to receive sufficient feedstock could have a material adverse effect on our production, revenues and results of operations. We anticipate purchasing corn, soybean oil, animal fats and other feedstock from states in the U.S. Midwest, to be delivered to us by rail and truck. We will rely on third parties to transport feedstock to us and our ethanol/bio-diesel to our customers. The transportation companies with whom we contract may be subject to risks that are largely out of their and our control, including weather, limitations on capacity in the transportation industry, security measures, fuel prices, taxes, license and registration fees, and insurance premiums. In addition, to the extent we will rely upon delivery by trains and trucks of feedstock to us and ethanol/bio-diesel to our customers, we may be affected by any overall shortage of rail road service or truck drivers caused by the Hazmat Threat Assessment Program implemented under the US Patriot Act or any other security measures instituted as a result of the threat of terrorism. This shortage may result in increased shipping costs or delays in transport, which could adversely affect our production and profits.

     WORK STOPPAGES AND OTHER LABOR RELATIONS ISSUES COULD RESULT IN DECREASED SALES OR INCREASED COSTS, EITHER OF WHICH WOULD NEGATIVELY IMPACT OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

     We do not anticipate that our employees will be unionized. However, while we believe that our relations with employees will be satisfactory, any prolonged work stoppage or strike could have a negative impact on our business, financial condition or results of operations. In addition, our suppliers, contractors or other third parties associated with the construction of our facilities or the operation of our business may have unionized work forces. A labor strike, work stoppage or slowdown by unionized employees could halt or slow the construction of our facilities or the production, transportation or sale of our products, which could increase our costs and have a significant adverse impact on our operations.

     NATURAL DISASTERS, SUCH AS FIRES, HURRICANES, FLOODS, UNUSUALLY HEAVY OR PROLONGED RAIN AND DROUGHTS MAY CAUSE FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF SUPPLIES, LABOR AND RAW MATERIALS WHICH COULD RESULT IN PRODUCTION DELAYS AND INCREASE COSTS CAUSING A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Fluctuations in the price, availability and quality of supplies, labor, and raw materials that we need in order to produce, transport and sell ethanol/bio-diesel could have a material adverse effect on our construction, cost of sales or ability to meet our customers' demands. The price and availability of such supplies, labor, and raw materials may fluctuate significantly, depending on many factors, including natural disasters, such as fires, hurricanes, floods, unusually heavy or prolonged rain, and droughts natural resources. These events can also cause increased freight costs.

     OUR BUSINESS WILL BE SUBJECT TO SEASONAL FLUCTUATIONS, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL POSITION.

     Our operating results will be influenced by seasonal fluctuations in the price of our primary operating inputs such as corn, soybean oil, animal fats and palm oil, and the price of our primary products, ethanol and bio-diesel. In addition, ethanol and bio-diesel prices are substantially correlated with the price of unleaded gasoline and diesel. The price of unleaded gasoline and diesel tends to be highest in the summer and winter months. Given our lack of operating history, we do not know yet how these seasonal fluctuations will affect our results over time.

     WE WILL BE DEPENDENT ON OTHERS FOR THE SALE OF OUR PRODUCTS.

     As is customary in the ethanol/bio-diesel industry, we intend to sell ethanol/bio-diesel and their by-products through strategic alliance partners or marketing firms as opposed to maintaining our own sales force. As such, we will be highly dependent on third parties to sell our products. Such third parties may not have exclusive contracts with us and therefore may put the interests of their other customers, which may be competitors to us, ahead of our interests.

     WE WILL OPERATE IN A COMPETITIVE INDUSTRY AND COMPETITION MAY NEGATIVELY IMPACT OUR PROFITABILITY.

     We will be in competition with numerous other ethanol/bio-diesel producers, some of whom may have greater resources than we do. Additional ethanol/bio-diesel producers may enter the market if the demand for ethanol/bio-diesel increases and existing producers may increase the capacity of their current plants or build new ethanol/bio-diesel production facilities. The largest ethanol/bio-diesel producers in the United States include Archer-Daniel-Midland Company, VeraSun Energy Corporation, Hawkeye Holdings, Inc., Aventine, Cargill, Inc. and Abengoa Bioenergy Corp., all of which are capable of producing as much or more ethanol/bio-diesel than we expect to initially produce.

     We also face increasing competition from international suppliers of ethanol/bio-diesel. According to the Renewable Fuel Association, or RFA, Brazil is currently the world's second largest producer and exporter of ethanol/bio-diesel. In Brazil, ethanol/bio-diesel is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol/bio-diesel production and trade in 2006, exporting several million gallons to the U.S. alone. Ethanol/bio-diesel imported from Brazil may be a less expensive alternative to U.S. domestically produced ethanol, which is primarily made from corn. For example, the current $0.54 per gallon import duty imposed on Brazilian ethanol may be reduced in the future. Competition from ethanol/bio-diesel imported from Brazil may affect our ability to sell our ethanol/bio-diesel profitably, which would reduce the value of your shares.

     Lastly, ethanol/bio-diesel is not the only product that can be added to gasoline to reduce emissions and increase octane levels. Oil companies have historically used methyl tertiary butyl ether, or MTBE, as a fuel additive to reduce emissions, and although the use of MTBE has been limited or banned in 25 states in the U.S. due to potentially adverse environmental effects from its production, it is still used by several major oil companies in some markets. Alternatives to ethanol/bio-diesel and MTBE are continually under development and existing alternatives, such as alkylates and ethyl tertiary butyl ether, or ETBE, may become more cost effective. Our competitors may be able to successfully develop and market alternatives to ethanol/bio-diesel which could adversely affect our business and results of operations.

     NEW PLANTS UNDER CONSTRUCTION OR DECREASES IN THE DEMAND FOR ETHANOL OR BIO-DIESEL MAY RESULT IN EXCESS PRODUCTION CAPACITY IN OUR INDUSTRY CAUSING A MATERIAL ADVERSE EFFECT ON OUR REVENUES AND PROFITABILITY.

     According to the Renewable Fuels Association of the U.S. Energy Information Administration, domestic ethanol production capacity has increased steadily from
1.77 BGY (or billion gallons per year) in 2001 to an annualized rate of approximately 4.9 BGY in 2006. In addition, 2006 closed with no fewer than 73 bio-refineries under construction in the U.S. and 8 expanding that are expected to add 6 billion gallons of new production capacity by 2009. According to the U.S. National Bio-diesel Board, there are 101 bio-diesel production plants under construction or expansion as of June 2007 representing a total potential production of 1.89 BGY. Excess capacity in the ethanol and bio-diesel industries would have an adverse impact on our results of operations, cash flows and financial condition. In a manufacturing industry with excess capacity, producers have an incentive to manufacture additional products for so long as the price exceeds the marginal cost of production. This incentive can result in the reduction of the market price of ethanol/bio-diesel to a level that is inadequate to generate sufficient cash flow to cover our costs. In addition, increased production of ethanol/bio-diesel could result in increased demand for corn, soybean oil, animal fats, palm oil or other feedstock. This could result in higher prices for corn, soybean oil, animal fats, palm oil and other feedstock and cause higher ethanol/bio-diesel production costs and, in the event that we are unable to pass increases in the price of corn or other feedstock to our customers, would result in lower profits. Excess capacity may also weaken pricing for wet distiller grains with solubles, known as WDGS, or dry distiller grains with solubles, known as DDGS, an ethanol co-product we intend to produce and sell to local feedyards and feed lots. Any material decline in the price of ethanol, WDGS or DDGS will adversely affect our revenues and results of operations.

     Excess capacity may result or intensify from increases in capacity coupled with insufficient demand. Demand could be impaired due to a number of factors, including regulatory developments and reduced U.S. gasoline and diesel consumption. Reduced gasoline and diesel consumption could occur as a result of increased prices for gasoline and diesel or crude oil.

     For example, price increases could cause businesses and consumers to reduce driving or acquire vehicles with more favorable gasoline mileage. There is some evidence that this has occurred in the recent past as U.S. gasoline prices have increased.

     DEVELOPMENT OF ALTERNATIVE ETHANOL OR BIO-DIESEL PRODUCTION SYSTEMS OR ALTERNATIVE FUELS COULD AFFECT OUR RESULTS OF OPERATIONS.

     Alternative fuels and gasoline and diesel oxygenates production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. The emerging fuel cell industry may offer a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol or bio-diesel, which would negatively impact our profitability.

     In addition, many of our competitors invest heavily in research and development of alternative ethanol or bio-diesel production systems and alternative fuels. Our inability to meet the substantial capital investments required to remain technologically competitive could result in our competitors being able to produce ethanol or bio-diesel more cost effectively or produce less expensive alternative fuels, which could adversely affect the demand for our production. These events could have a material adverse effect on our business.

     CORN-BASED ETHANOL MAY COMPETE WITH CELLULOSE-BASED ETHANOL IN THE FUTURE, WHICH COULD MAKE IT MORE DIFFICULT FOR US TO PRODUCE ETHANOL ON A COST-EFFECTIVE BASIS AND COULD REDUCE THE VALUE OF YOUR INVESTMENT.

     Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum (especially in the United States Midwest). The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and other biomass material. This trend is driven by the fact that cellulose-based biomass is generally cheaper to obtain than corn and that the use of cellulose-based biomass to produce ethanol would create opportunities to locate plants and produce ethanol in areas that are not suitable to grow corn in significant amounts. Although the current technology for converting cellulose-based biomass to ethanol is not sufficiently efficient to be competitive with ethanol produced from corn, a report by the U.S. Department of Energy entitled "Outlook for Biomass Ethanol Production and Demand" indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. Our facilities will not be equipped to convert cellulose-based biomass into ethanol, and to convert our facilities to be able to process cellulose-based ethanol would require significant additional capital investments. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your shares could lose value.

     CONSUMER RESISTANCE TO THE USE OF ETHANOL OR BIO-DIESEL, WHICH MAY BE BASED ON THE BELIEFS THAT ETHANOL IS EXPENSIVE, ADDS TO AIR POLLUTION, HARMS ENGINES OR TAKES MORE ENERGY TO PRODUCE THAN IT CONTRIBUTES, MAY AFFECT THE DEMAND FOR ETHANOL AND BIO-DIESEL.

     Certain individuals believe that the use of ethanol/bio-diesel will increase consumer gasoline prices such as at gas stations. Some also believe that ethanol/bio-diesel adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol/bio-diesel actually uses more fossil energy, such as oil and natural gas, in relation to the amount of ethanol/bio-diesel that is produced and its benefits. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol/bio-diesel, it would affect the demand for our products and negatively affect our profitability and financial condition.

     THE EXPANSION OF DOMESTIC ETHANOL AND BIO-DIESEL PRODUCTION IN COMBINATION WITH STATE BANS ON MTBE AND/OR STATE RENEWABLE FUELS STANDARDS MAY BURDEN RAIL AND TERMINAL INFRASTRUCTURE, RAISING THE COST OF OUR SHIPMENT TO BLENDING TERMINALS.

     If the volume of ethanol/bio-diesel shipments continues to increase and blenders switch from MTBE to ethanol and bio-diesel, there may be weaknesses in infrastructure such that our ethanol/bio-diesel cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol/bio-diesel instead of MTBE. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make the switch, there may be an oversupply of ethanol/bio-diesel in the market, which could depress ethanol/bio-diesel prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol/bio-diesel shipments, which could prevent us from shipping our products to our target markets.

     Substantial development of infrastructure will be required for our operations and the ethanol/bio-diesel industry generally, to grow. Areas requiring expansion include, but are not limited to additional rail capacity, additional storage facilities for ethanol/bio-diesel, increases in truck fleets capable of transporting ethanol/bio-diesel within localized markets, expansion of refining and blending facilities to handle ethanol/bio-diesel, and growth in service stations equipped to handle ethanol/bio-diesel.

     There is no assurance that the substantial investments required for these infrastructure changes and expansions will be made or that they will be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our results of operations or financial position. Our business is dependent on the continuing availability of infrastructure and any infrastructure disruptions could have a material adverse effect on our business.

     ETHANOL CAN BE IMPORTED DUTY FREE FROM CERTAIN COUNTRIES INTO THE UNITED STATES, WHICH MAY UNDERMINE THE ETHANOL INDUSTRY IN THE UNITED STATES.

     Ethanol can be imported into the U.S. duty-free from some countries, which may negatively affect the ethanol industry in the U.S. and our operations. Imported ethanol is generally subject to a $0.54 per gallon tariff that was designed to offset the $0.51 per gallon ethanol incentive available under the federal excise tax incentive program for refineries that blend ethanol in their fuel. A special exemption from the tariff exists for ethanol imported from 24 countries in Central America and the Caribbean, which is limited to a total of 7% of the previous year's U.S. production per year. Imports from the exempted countries may increase as a result of new plants under development in such countries and also due to increased domestic production. In addition, reductions in the tariff currently applicable to ethanol imports from countries other than those in Central America and the Caribbean that qualify for the exemption, or increases in the percentage of ethanol that may be imported from Central America and the Caribbean on a duty-free basis, may result in more ethanol from countries having a lower cost of production than the United States being imported into the U.S. An increase in such imported ethanol could adversely affect the demand for domestically-produced ethanol and the price at which we will be able to sell our ethanol.

     COMPETITION FOR QUALIFIED PERSONNEL IN THE ETHANOL AND BIO-DIESEL INDUSTRIES IS INTENSE AND MAY PREVENT US FROM HIRING AND RETAINING QUALIFIED PERSONNEL TO OPERATE OUR PRODUCTION PLANTS.

     Our success will depend in part on our ability to attract and retain competent personnel. For each of our plants, we must hire qualified managers, engineers, operators and other personnel, which can be challenging in the rural communities in which our facilities will be located. Competition for both managers and plant employees in the ethanol and bio-diesel industries is intense, and we may be unable to attract and retain qualified personnel. If we are unable to hire and retain productive and competent personnel, the implementation of our business plan may be adversely affected, the amount of ethanol/bio-diesel we produce may decrease and we may not be able to efficiently operate our production plants and execute our business strategy.

     CHANGES IN SPECIFICATION STANDARDS FOR BIO-DIESEL FUEL MAY INCREASE PRODUCTION COSTS OR REQUIRE ADDITIONAL CAPITAL EXPENDITURES TO UPGRADE AND/OR MODIFY OUR BIO-DIESEL FACILITY TO MEET THEM. SUCH UPGRADES AND/OR MODIFICATIONS MAY ENTAIL DELAYS IN OR STOPPAGES OF PRODUCTION.

     The American Society of Testing and Materials (ASTM) is the recognized standard-setting body for fuels and additives in the United States. ASTM's specification for pure bio-diesel (to be used in blends of up to 20% with diesel fuel), ASTM D 6751, has been adopted by the Environmental Protection Agency, and compliance is required in order for our bio-diesel to qualify as a legal motor fuel for sale and distribution. ASTM has modified its D 6751 specification in the past, and is expected to continue to modify the specification in the future as the use of and experience with bio-diesel expands. There is no guarantee that our future production facility will be able to produce compliant bio-diesel fuel in the event of changes to the specification. We may need to invest significant capital resources to upgrade or modify our future bio-diesel facility, which might cause delays in or stoppages of production and the resultant loss of revenues, or which might not be economically feasible at all. Any modifications to the production facility or to the bio-diesel specifications may entail increased production costs or reduced production capacity. These consequences could result in a negative impact on our financial performance.

ITEM 2. MANAGEMENT'S ANALYSIS OR PLAN OF OPERATION

NEXGEN'S FINANCIAL PLANS

     We intend to plan, develop, construct and/or acquire, own and operate ethanol plants with aggregate capacity of up to 400 million gallons and one 100 million gallon biodiesel plant. The ethanol plants will be corn-based dry mill fuel-grade ethanol plants located in Arkansas, Indiana, Ohio, Wisconsin and other states in the United States. The biodiesel plant will use palm and/or soybeans as well as animal fats. It is anticipated that in the first phase, three to four plants will be constructed and brought to operation (or acquired (up to three ethanol plants and one bio-diesel) and in the second phase two additional ethanol plants will be constructed.

     We will not generate any revenues until we acquire an operating plant or complete construction of one of our plants. We anticipate that our losses will continue to increase until at least one plant is operational. The construction period for an ethanol plant is approximately 18 to 24 months. The construction period for a bio-diesel plant is approximately 12 to 18 months. Our intention is to start construction on the bio-diesel plant first.

     In order to be responsive to changing market conditions in the ethanol and biodiesel industries, we will also consider acquiring existing ethanol and biodiesel plants rather than constructing new plants if we are able to make such acquisitions at favorable enterprise valuations and have access to reasonable financing terms. Acquired plants may be located in different states and have different operating characteristics than the plants we propose to construct.

     We have limited financial resources and are entirely dependent on funds that will be raised from third party financing sources for working capital purposes and for the development of the ethanol and bio-diesel plants. Our goal is to raise $500 million, utilizing different financial instruments in order to fund the first phase of our development plans. The following is the estimated breakdown of the sources and uses of such financing, assuming that the plants are constructed rather than acquired:


                                 SOURCE OF FUNDS

Preferred/Common Equity                         30%        $150,000,000
Long Term Debt                                  60%        $300,000,000
Subordinate Debt                                10%        $ 50,000,000

Total Source of Funds                          100%        $500,000,000

                                  USE OF FUNDS

Design, Construction & Startup
Plant Construction                                         $425,000,000
Land & Site-Development Cost                               $ 15,000,000

STARTUP COSTS
Inventory                             $ 19,500,000
Working Capital                       $ 17,400,000
Pre-production Costs                  $  1,350,000
Rolling Stock                         $  3,000,000
Fire Protection/Water Supply          $  3,000,000
                                                           $ 44,250,000

ORGANIZATIONAL & FINANCING
Equity Raising Costs                  $ 10,500,000
Organizational Costs                  $  3,125,000
Operating Costs                       $  2,125,000
                                                           $ 15,750,000

Total Use of Funds                                         $500,000,000

     We estimate that we will need an additional $400 million to fund the second phase of our development plans with approximately $300 million to be obtained from third party financing sources and the balance to be generated by funds from operations of the plants that are built in the first phase.

     If we elect to commence operations by acquiring existing plants rather than constructing new plants, our source and use of funds and timeline to bring the plants to production will be different.

     Subsequent to December 31, 2007, we raised approximately $225,000 through cash generated by the sale of stock via a private offering. Additionally, we have a line of credit available through a controlling shareholder for $500,000. We believe these funds will be sufficient to fund our current operations until we obtain the third-party financing to fund the first phase of our business plan. However, additional funding may not be available when required or it may not be available on favorable terms. Without adequate funds, we may need to significantly reduce or refocus our plan of operations or obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. Failure to secure additional financing in a timely manner and on favorable terms when needed will have a material adverse effect on the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

PLAN OF OPERATIONS UNTIL PLANT START-UP

     From the present to the third quarter of 2008, or earlier if possible, we will be actively involved in six principal tasks in connection with the first phase of our development plans, if we elect to commence operations by constructing plants rather than acquiring existing plants:

     (1) Raising our equity and securing debt capital;

     (2) Acquiring and preparing our plant sites;

     (3) Completing construction agreements and securing necessary permits;

     (4) Constructing our plants;

     (5) Arranging and negotiating agreements for the purchase of corn, natural gas and other needs and for marketing our ethanol and distillers grains; and

     (6) Hiring and training management and operating employees.

     Assuming that we successfully complete our financing objectives and obtain adequate debt and equity financing, we believe that we will have sufficient cash resources to cover all of our expenses associated with the construction and commencement of operations of the plants, including site acquisition and development, installation of road and rail access and utilities, application for and receipt of permits, equipment acquisition and plant construction. We also believe that we will have sufficient operating capital to cover our staff, office, audit, legal, compliance, training and other start-up expenses during this period.

     We have contacted and have had limited discussions with prospective lenders and investors, but have no agreement with any lender for the debt or investors for the equity financing that we need.

     At any time after we have received at least $50,000,000 in debt and or equity financing, which is not targeted to make acquisitions, we expect to begin the construction of the bio-diesel plant, for which, as mentioned, we will need to raise an additional approximately $50,000,000 to complete the construction thereof.

     If for any reason our options on one or more sites expire before we have our equity and debt financing available to acquire such sites, we may find it necessary to pay more than the option purchase price for such sites or to locate alternative sites. There is no assurance that after full investigation we will determine that any of our sites will be suitable for our plants or will be acquired for those purposes. New sites could be identified by our site acquisition team. Our Board of Directors reserves the right to change the locations of the sites for our plants, in its sole discretion, for any reason. We expect to continue the permitting process on our sites, and, if necessary conduct investigations on other sites, including overall suitability for our plants, environmental matters and road and rail access considerations.

CONSTRUCTION AGREEMENTS AND PERMITS

     We expect to enter into an agreement with EPC contractors which will provide for the construction of each of our plants. We anticipate that the agreement will provide that the EPC contractors will prepare engineering diagrams and drawings for our sites, plants, utilities and process systems, assist us in obtaining permits for the construction of our plants, establish final project specifications, contract documents and contract pricing and place orders on our behalf for equipment, particularly equipment with lengthy order lead times.

     We anticipate that the EPC agreements will state the complete set of design and construction services to be provided by our EPC contractors to construct our ethanol and biodiesel plants for us, state the allocated costs of the work to be performed, state the manner in which increased costs due to equipment and materials expense increases and change orders requested by us would be allocated, state the responsibility for our EPC contractors and us to acquire permits, provide a timetable for construction, and include warranties and guarantees with respect to plant capacity and operation, payment terms and similar matters.

     After we identify our EPC contractors, we expect to work with the contractors on the preliminary and final designs of the plants so construction may be commenced as soon as possible following successful completion of our equity and debt financings. Concurrently, we will seek necessary construction permits, environmental permits and other contracts and permits necessary for the construction of our plants.

     Construction of our plants will include completion and approval of the final design for the plant, final site preparation, installation of underground piping, conduits and footings, structural framing, installation of tanks, equipment and above-ground piping, enclosing structures, installation of outside yard facilities, loading docks and related structures, and a variety of other tasks. The construction phase will include testing of the plants through certification by the construction engineers. Commencement of operations will include training of plant operations personnel and incorporation of operational testing, quality control and safety procedures.

     The construction process will commence with the completion of final grading for all plant structures and our tank farms, installation of underground plumbing and construction of footings and other concrete work. Subject to weather conditions, we expect that this work can be completed in approximately one month. Immediately thereafter, construction will proceed on the construction of our bio-diesel and ethanol distillation facilities and other structures, a task that will take approximately from 14 to 18 months. Throughout these phases of construction work would continue on our railroad access, including installation of sidings and switches, with completion expected approximately four months after the commencement of construction.

     Also in the above phase, six months will be dedicated to the installation of piping and wiring, erection of our tank farm and installation of process and other equipment. The final phase of construction, extending to include an additional month of work, will include the installation of heat tracing equipment and insulation, office build-out, painting and landscaping. During this extended period, we and our EPC contractors will also commence the process to obtain our operating permits, which will involve preparing and submitting applications, working with regulatory authorities and coordinating site inspections and preliminary equipment testing.

     With construction complete, we will move to the plant start-up phase, which will involve complete start-up and testing of all equipment and facilities, including any adjustments necessary. This process will take approximately two months. Assuming the availability of final operating permits, and following a final capacity test run and certification by our construction engineers, the plant will be turned over to us for the commencement of commercial operations.

As of December 31, 2007, the Company is not under any off balance agreements, other then the office lease agreement disclosed under Item 3 "Description of Property".

ITEM 3. DESCRIPTION OF PROPERTY

     A.   Land purchase options

     The following table sets forth information concerning NexGen's land purchase options:

                                 SIZE OF
LOCATION OF     INTENDED TYPE     LAND       OPTION EXPIRATION
LAND SITE        OF FACILITY     (ACRES)           DATE          PURCHASE PRICE
-------------  --------------   --------     -----------------     ----------

Arkansas*       Ethanol           407        July 9, 2008          $3,715,300

Wisconsin**     Ethanol            88        April 15, 2008 and
                                             November 2008         $  800,000

Iowa            Bio-diesel         15        August 17, 2009       $  337,500

Ohio            Ethanol            72        July 12, 2008         $1,440,000

Indiana         Ethanol           160        April 20, 2008        $4,000,000

     * NexGen has an option to purchase the land with a party that itself has an option to purchase the land. NexGen has informed us that it is negotiating the extension of the option.

     **Comprised of two options for two adjacent sites.

     B.   PRINCIPAL OFFICES

The Company's principal offices are in Wesley Chapel, Florida.

In 2007 the Company entered into a three-year lease for 1,250 square feet of office space in Wesley Chapel, Florida. This lease terminates on January 31, 2010. The rent expense for the nine months period ended September 30, 2007 was $22,190.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets out, to the best of our knowledge, the numbers of shares in us beneficially owned as at December 31, 2007 by:

     (i)  each of our present Executive Officers and Directors,

     (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

     (iii) all of our present Directors and officers as a group.

                                            Percentage
                            Number of      of Ordinary
                            Ordinary      Shares Owned
Name                        Shares(1)     Outstanding(1)                  Address
---------------            ------------     ----------           -------------------------
J. Ram Ajjarapu            35,187,542(2)        84%      2533 Windguard Circle, Suite 102, Wesley
                                                         Chapel, Florida 33544
Jim McAlinden                 899,199            2%      2533 Windguard Circle, Suite 102, Wesley
                                                         Chapel, Florida 33544
Eran Rotem                    137,000(3)                 32 Hshaham st. Petach Tikva, Israel , 49170

Bruce W. Wilkinson             64,229                    2533 Windguard Circle, Suite 102, Wesley
                                                         Chapel, Florida 33544
Rodrick D. Morrow              42,820                    11223 Bloomington Dr., Tampa 33635

Kenneth Hoyt                   42,820                    4610 Westford Circle, Tampa, 33618

Israel Amir                   386,666          0.9%      32 Hshaham st. Petach Tikva, Israel , 49170

Varda Rotter                        -                    32 Hshaham st. Petach Tikva, Israel , 49170

Elan Penn                           -                    32 Hshaham st. Petach Tikva, Israel , 49170

Officers and Directors
as a Group (9 persons)     36,760,276(3)        88%
MAC Bioventures, Inc.      35,151,842           84%      B-93 Indian Airlines Colony, Begumpt,
                                                         Hyderabad AP 500016

(1)  Based upon 41,759,458 ordinary shares outstanding as of the Closing Date.

(2) Including 35,151,842 shares owned by MAC, as to which Mr. Ajjarapu may be deemed to share beneficial ownership.

(3)  Includes 117,000 shares issuable upon exercise of options.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     As of the date of this Current Report, the executive officers and directors of the Company are as follows:

NAME                     AGE        POSITION WITH THE COMPANY
----                    -----       -------------------------

J. Ram Ajjarapu           39        Chief Executive Officer & Director
Jim McAlinden             57        President & Director
Eran Rotem                40        Chief Financial Officer
Bruce W. Wilkinson        69        Director
Rodrick D. Morrow         64        Director
Kenneth Hoyt              70        Director
Israel Amir               65        Director
Varda Rotter              60        Director
Elan Penn                 56        Director

     MR. J. RAM AJJARAPU. has been a board member since the Closing Date and has been Chief Executive Officer since January 9, 2008. Mr. Ajjarapu has been President and Chief Executive Officer of NexGen Bio since August 2006. Prior to joining NexGen Bio, Mr. Ajjarapu served as President and a director of American Ethanol until he left the company in July 2006. In 2004, he co-founded Wahoo Ethanol, LLC and Sutton Ethanol, LLC and served as Managing Member until both were sold to American Ethanol in January 2006. While at Wahoo and Sutton, Mr. Ajjarapu negotiated EPC (Engineering Procurement and Construction) agreements, as well as procurement and off-take agreements. Mr. Ajjarapu was also instrumental in obtaining Tax Increment Financing (TIF) of $10 million for each company, as well as sales tax refunds and community grants. In 1995, he co-founded and served as President and Director for 10-years of Global Information Technology, Inc, an IT outsourcing and system design company. He co-founded and also served as Managing Director for an Indian outsourcing company from 1997 to 2004. He received a Bachelors degree in Electronics and Communication Engineering from The Institute of Engineer (India) and a Masters in Business Administration from University of South Florida.


     BRUCE W. WILKINSON ESQ. Mr. Wilkinson has been a director of the Company since the Closing Date. Mr. Wilkinson has been Secretary of NexGen Bio since August 2006. Mr. Wilkinson is a corporate lawyer and business consultant providing corporate legal and business counsel to clients nationwide. Following an initial career as in-house counsel, in 2002 he established, Intellysis Inc., a Tampa based outsourcing and consulting firm. As in-house counsel, he served as Vice President and General Counsel of Stromberg Carlson, Vice President and General Counsel of Thorn EMI (U.S.), and, at United Technologies, as corporate counsel in several divisional capacities. His combined career as corporate counsel and independent consultant/entrepreneur has blended skills in corporate law, business and commercial transactions (including acquisitions) as well as other matters affecting the management and operation of his business clients. He holds a Bachelors degree from Williams College, a law degree from Cornell University, and is a member of the California, Illinois and American Bar Associations.

     JIM MCALINDEN, Mr. McAlinden has been since the Closing Date a director and has been since January 9, 2008 the president of the Company. Mr. McAlinden has held the positions of CFO and Chief Operating Officer of NexGen Bio since August 2006. Mr. McAlinden started MicMac Investments, Inc. and Hospitality Communications in 1992. Mr. McAlinden served as President and CEO until their sale to a Phoenix Industries, Inc. in 1999. MicMac was a pay phone provider and Hospitality Communications was a telecom aggregator. In 2001, Jim joined MSHOW.com and served as General Manager and was responsible for turning its losses into profits and the sale of the business in 2002. In 2002, Jim joined AirNet Wireless, Inc. as its President. In 2004, AirNet Wireless merged with AIT Wireless where Jim served as CFO until leaving in 2005. Jim earned a Bachelors of commerce degree from Sir George Williams University.

     ERAN ROTEM. Mr. Eran Rotem has served as the Company's Chief Financial Officer since May 2002. Since April 2006 and until January 6, 2008, Mr. Rotem was a director of Afferix Ltd. Mr. Rotem served as a senior manager in Ernst & Young, Certified Public Accountants, from 1995 until April, 2002. He is himself a CPA and received his B.A. in Accounting and Finance form the Tel-Aviv College of Management.

     RODRICK P. MORROW. Mr. Morrow has served as a director of the Company since the Closing Date. Mr. Morrow has 30 years of experience with retail and distribution firms in senior management positions in marketing, finance, information technology and human resources. He is currently the CFO and a Director for Southern Imaging Group, Inc. Mr. Morrow was Vice President and CFO for Pelican Companies, Inc., based in Conway, South Carolina. He served as Vice President for Lowe's Companies with responsibilities in marketing, information systems, human resources and administration. He has been a business consultant in several industries, both domestic and international. Mr. Morrow holds a Bachelors degree in Business Administration from the University of North Carolina, Chapel Hill.

     KENNETH HOYT. Mr. Hoyt has served as a director of the Company since the Closing Date. Mr. Hoyt is a retired management consultant with a diverse background of corporate and consulting experience in different industries in the US and around the world. During a 20-year consulting career at Arthur D. Little, Ascom AG and KSH International, Inc. Mr. Hoyt focused on serving the business development, advanced technology and strategic investment needs of the telecommunications equipment industry. As an electrical engineer and economist, from 1960 to 1986, he held sales, marketing strategic planning and general management positions in electrical equipment, computers, automotive parts and telecommunications operating divisions at General Electric, Honewell, ITT, General Dynamics and Plessey PLC. Mr. Hoyt also has served on a variety of non-profit boards and governmental agencies in transportation and land-use planning in the Tampa, Florida region where he resides.

     ISRAEL AMIR. Mr. Israel Amir has served as a director of the Company since January 2000. Mr. Amir has also served as an external director of Dan Vehicle and Transportation (D.R.T.) Ltd., an Israeli public company and as a member of the boards of directors of several private Israeli companies (A.T. & T. (Israel), TNS Teleseker Ltd., Israel Amir Consulting Ltd., SCT Stem Cell Technologies Ltd. and Tele-Gal Ltd.). Mr. Amir has served since 1989 as an independent economic consultant. He received his M.A. in Economics from the Hebrew University in Jerusalem.

     PROF. VARDA ROTTER has served as an External Director of the Company since October 2001. Prof. Rotter received her B.Sc. and M.Sc. from Bar-Ilan University in 1969 and 1971 respectively, and a Ph.D. in Cell Biology from the Weizmann Institute of Science, Rehovot, in 1976. Following post-doctoral research at the Center for Cancer Research of the Massachusetts Institute of Technology, she joined the Weizmann Institute's Department of Cell Biology. She was appointed Associate Professor in 1985 and Full Professor in 1992, and is now the incumbent of the Norman and Helen Asher Professorial Chair in Cancer Research at the Institute. Prof. Rotter is a genetic engineer, building biological bridges in the submicroscopic world of cancer research, focusing on certain tumor suppressor genes which may be used to obstruct the proliferation of cancer cells.

     DR. ELAN PENN has served as an External Director of the Company since December 2003. Since 2002, he has owned and managed a private publisher (Penn Publishing Ltd.). Prior to that Dr. Penn was V.P. Finance of A.1-Research & Development of Artificial Intelligence Ltd. From 1998 to 2000 Dr. Penn was a Director and the Chief Executive Officer of Sivan Computer Training Company Ltd (traded on the TASE) and a Director and V.P. Finance of Mentortech Inc. (traded on NASDAQ), both companies being part of the Formula Systems Ltd. group of companies. From 1987 to 2000 Dr. Penn was V. P. Finance, Mashov Computers Ltd. (traded on the TASE) and Magic Software Enterprises Ltd. (traded on NASDAQ), both companies also being part of the Formula Systems Ltd. group. He has served as a member of the Board of Directors of Mashov Computers Ltd. and Walla Communications Ltd. (traded on the TASE), as well as of several international subsidiaries of the Mashov Computers Ltd. group of companies. In 2005, he was appointed as a director and audit committee member of Magic software Enterprises Ltd and Telkor Power Supplies Ltd. Dr. Penn completed his PhD in Management Science, Imperial College of Science & Technology, University of London and read Economics at the Hebrew University of Jerusalem.

TERMS OF OFFICE

     The Company's Articles of Association, as amended, provide for a board of directors that consists of not less than two and no more than thirteen Directors, including the external directors to be appointed and hold office in accordance with the provisions of the Companies Law and any Regulations enacted thereunder, as amended from time to time.

     With the exception of the election of external directors which shall be governed in accordance with the provisions of the Companies Law, directors shall be elected at the Annual General Meeting by an ordinary majority .The directors so elected shall hold office until the next Annual General Meeting unless determined otherwise at a subsequent General Meeting. Notwithstanding the aforesaid, if no directors are appointed at the Annual General Meeting, the directors appointed at the previous Annual General Meeting shall continue to hold office. With the exception of the removal of external directors which shall be governed in accordance with the provisions of the Companies Law, at a General Meeting by an Ordinary Majority, the shareholders shall be entitled to remove any director(s) from office, to elect directors in place of the director(s) so removed or to fill any vacancy, however created, including a vacancy resulting from an enlargement of the Board of Directors by resolution of the Board of Directors, on the Board of Directors.

     The Board of Directors may, from time to time, appoint an additional director or additional directors to the Company, in order to fill the office of a director which has been vacated or for any reason or as an additional director or additional directors, provided that the overall number of directors does not exceed the maximum number specified above. A director appointed as aforesaid shall cease to hold office at the end of the Annual Meeting following his appointment.

     The Companies Law requires the board of directors of a public company to determine the number of directors who shall possess accounting and financial expertise On March 29, 2006 the board of directors determined the minimum number to be two directors. The Company may be deemed to be a "controlled company" under the applicable Nasdaq regulations because MAC, the Company's principal stockholder owns approximately 84% of the Company's issued and outstanding shares. As such, the Company is exempt from the requirements of Nasdaq Rule 4350(c) with respect to the nomination of directors.

ALTERNATE DIRECTORS

The Articles of Association of the Company provide that any director may, by written notice to the Company, appoint another person to serve as an alternate director, subject to the approval of the directors, and may cancel such appointment. According to the Companies Law, the following persons may not be appointed nor serve as an alternate director: (i) a person not qualified to be appointed as a director, (ii) an actual director, or (iii) another alternate director. Appointment of an alternate director for a member of a committee of the board of directors is only permitted if the alternate director is a member of the board of directors and does not regularly serve as a member of such committee. If the committee member being substituted is an external director, such alternate director may only be another outside director possessing the same expertise as the external director being substituted and may not be a regular member of such committee. There are currently no alternate directors.

EXTERNAL DIRECTORS

     Pursuant to Israeli law, the Company is required to appoint two external directors. These directors must be unaffiliated with the Company and its principals. A person shall be qualified to serve as an external director only if he or she possesses accounting and financial expertise or professional qualifications. At least one external director must posses accounting and financial expertise and the other external directors are to possess professional qualifications, as promulgated by regulations to the Companies Law. These regulations provide that financial and accounting expertise require such external director to possess a high level of understanding in business matters, such that he or she can read and understand financial statements in depth and be able to raise issues with respect to the manner in which the financial data is presented therein. The company's board of directors is to determine such candidate's qualifications based on his or her education, experience and skills regarding financial and control matters in companies of similar size and in a similar industry and knowledge of preparation and approval of financial statements under the Companies Law and Israeli securities laws These requirements do not apply to external directors appointed before the recent amendment to the Companies Law but will apply to their re-appointment for an additional term.

     External directors are to be elected by a majority vote at a shareholders' meeting, provided that such majority includes at least one-third of the shares held by non-controlling shareholders voted at the meeting or that the total number of shares held by non-controlling shareholders voted against the election of the director does not exceed one percent of the aggregate voting rights in the Company.

     The initial term of an external director is three years and may be extended for. additional periods of up to three years each, pursuant to a recent amendment to the Companies Law, provided that the audit committee and the board of directors confirm that, in light of the outside director's expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company External directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the Company. Under the Companies Law, any committee of the Board of Directors must include at least one external director, and the Audit Committee must include all if the external Directors.

     The Companies Law details certain standards for the independence of external directors. These directors must be unaffiliated with the company on whose board they serve and such company's principals. They are entitled to obtain all information relating to such company's management and assets and to receive assistance, in special cases, from outside experts at the expense of the company. The Companies Law imposes an obligation on these directors to convene a meeting of a company's board of directors upon becoming aware of matters that suggest infringements of law, neglect of good business practice or improper conduct.

     An external director is entitled to compensation, as provided for in regulations adopted under the Companies Law, but is prohibited from receiving any other compensation, directly or indirectly, in connection with service provided as an external director.

     In October 2001, the Company's shareholders appointed Prof. Varda Rotter as an External Director, and on December 20, 2004 and there after on December 27, 2007, the shareholders re-appointed her in the same capacity. In December 2003, the Company's shareholders appointed Mr. Elan Penn as an External Director and on December 20, 2006 the shareholders re-appointed him in the same capacity. Both Prof. Rotter and Mr. Penn have been serving as external directors from the date of their respective appointments to date.

DIRECTORS' COMPENSATION

     The Company's executive directors (i.e. directors who receive remuneration from the Company either as employees or consultants) are not entitled to receive any separate compensation in consideration for their services as directors of the Company. The Company's non-executive directors receive annual fees which amounted to approximately $6,000 per person in 2006 on account of all services as directors, including participation in board and audit committee proceedings. The members of the board do not receive any additional remuneration upon termination of their services as directors. The Company's non-executive directors for the year of 2006 were Professors. Varda Rotter, Ethan Rubinstein and Samuel Penchas , Mr. Rolando Eisen, and Dr. Elan Penn.

AUDIT COMMITTEE

     The Companies Law requires that certain transactions, actions and arrangements be approved in certain cases, by the audit committee of the company's board of directors, whose members meet certain criteria of independence as defined in the Companies Law and by the board of directors itself and in certain circumstances, shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the disinterested directors participating in a duly convened meeting. The Company's audit committee is comprised of Professors Varda Rotter, Mr. Rodrick P. Morrow and Dr. Elan Penn. The Company has determined that the members of the audit committee meet the applicable NASDAQ and SEC independence standards. In addition, the Company has determined that Dr. Elan Penn is a financial expert as defined by the SEC.

INTERNAL AUDITOR

     Under the Companies Law, Israeli companies whose securities are publicly traded are also required to appoint an Internal Auditor in accordance with the proposal of the audit committee. The role of the Internal Auditor is to examine, inter alia, whether the Company's actions comply with the law, integrity and orderly business procedure. In November 2000, Mr. Yossi Ginosar was appointed as the Company's Internal Auditor. In March 2007, Mr. Yossi Ginosar was re-appointed as such.

ITEM 6. EXECUTIVE COMPENSATION

     The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of NexGen Bio's Chief Executive Officer for services rendered to it during the fiscal year ended December 31, 2006. No executive officer received more than US$100,000 per annum during this period.

SUMMARY COMPENSATION TABLE

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                        Non-Equity Nonqualified
                                                                        Incentive    Deferred
Name and                   Salary                    Stock     Option      Plan    Compensation
Principal                  (US$)          Bonus     Awards     Awards  Compensation  Earnings   All Other     Total
Position        Year        (1)           (US$)      (US$)      (US$)      (US$)       (US$)   Compensation   (US$)
--------       -----      -------         -----      -----      -----      -----       -----      -----      -------
J. Ram
Ajjarapu,
Chairman
and CEO         2006       76,344                                              -           -          -       76,344

Jim
McAlinden
CFO             2006       25,347                                                                             25,347

(1) THIS SALARY WAS ACCRUED AND HAS NOT BEEN PAID.

DIRECTOR COMPENSATION

     The following table sets forth information concerning the compensation paid to the non-employee directors of NexGen Bio during fiscal 2006 :

                                                                      Change in
                                                                    Pension Value
                 Fees                                   Non-Equity       and
                Earned                                  Incentive    Nonqualified
                or Paid       Stock         Option         Plan        Deferred     All Other
                in Cash       Awards        Awards     Compensation  Compensation  Compensation      Total
Name             (US$)         ($)           ($)            ($)        Earnings        ($)           (US$)
--------        ------        ------        ------        ------        ------        ------        ------
Aruna
Ajjarapu             0             -             -                           -             -

Dipak
Sinha                              -                                                                     -

Jan
Ohvrall                            -                                                                     -

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Mr. Daniel Kropf, who served as Chairman of the Company's Board of Directors until the Closing Date, is the controlling shareholder of the parent company of Gamida.

     In consideration for Mr. Israel Amir's commitment to continue to serve as a director of the Company for a period of no less than two years from the Closing, the Purchase Agreement provided that the Company shall issue to Mr. Amir Ordinary shares (or options exercisable into ordinary Shares) in an amount equal to 1% of NexGen Assets Valuation divided by $1.50. In addition, if applicable, the Company shall issue to Mr. Amir 1% of the Option Shares divided by $1.50, in an amount not to exceed 800,000 Ordinary Shares.

     Prior to the closing of the Purchase Agreement, NexGen Bio proposed that Mr. Eran Rotem, the Company's chief financial officer, continue in this position following the Closing. A new employment agreement is currently being negotiated.

ITEM 8. DESCRIPTION OF SECURITIES

     Set forth below is a summary of the material provisions governing our share capital. This summary is not complete and should be read together with our Memorandum and Articles of Association, as amended, copies of which have been filed as exhibits to our SEC Reports.

     As of December 31, 2007, our authorized share capital consisted of 150,000,000 ordinary shares, NIS 0.04 nominal value.

DESCRIPTION OF ORDINARY SHARES

     All issued and outstanding ordinary shares of the Company are duly authorized and validly issued, fully paid and nonassessable. The ordinary shares do not have preemptive rights. Neither our Memorandum , Articles of Association nor the laws of the State of Israel restrict in any way the ownership or voting of ordinary shares by non-residents of Israel, except with respect to subjects of countries which are in a state of war with Israel.

DIVIDEND AND LIQUIDATION RIGHTS

     Subject to the rights of the holders of shares with preferential or other special rights that may be authorized, the holders of ordinary shares are entitled to receive dividends in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which the dividend is being paid (without taking into account the premium paid up on the shares) out of assets legally available therefor and, in the event of our winding up, to share ratably in all assets remaining after payment of liabilities in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made, subject to applicable law. Our Board of Directors may declare interim dividends and recommend a final annual dividend only out of profits and in such amounts as the Board of Directors may determine. Declaration of the final annual dividend requires shareholder approval at a general meeting, which may reduce but not increase such dividend from the amount recommended by the Board of Directors.

     In case of a share dividend, holders of shares can receive shares of a class whether such class existed prior thereto or was created therefore or shares of the same class that conferred upon the holders the right to receive such dividend.

VOTING, SHAREHOLDER MEETINGS AND RESOLUTIONS

     Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such rights may be affected by the future grant of any special voting rights to the holders of a class of shares with preferential rights. Once the creation of a class of shares with preference rights has been approved, the Board of Directors may issue preferred shares, unless the Board is limited from doing so by the Articles of Association or a contractual provision.

     An annual general meeting must be held once every calendar year at such time (not more than 15 months after the last preceding annual general meeting) and at such place, either within or outside the State of Israel, as may be determined by the Board of Directors. The quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy and holding, or representing, more than one-third of the total voting rights in the Company on the record date for such meeting. A meeting adjourned for lack of a quorum may be adjourned to the same day in the next week at the same time and place, or to such time and place as the Board of Directors may determine. At such reconvened meeting, if a quorum is not present within half an hour from the appointed time, any two shareholders present in person or by proxy (and not in default under the articles) will constitute a quorum. Shareholder resolutions generally will be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting, in person or by proxy, and voting thereon. Shareholder resolutions for amending our memorandum and/or articles of association, including making changes in our capital structure, approving mergers with or into our company and/or our liquidation will be deemed adopted if approved by the holders of 75% of the voting power represented at the meeting, in person or by proxy, entitled to vote and voting on the resolution.

     In addition, the Companies Law provides for certain extraordinary majorities for the approval of certain related party transactions, nomination of External Directors, authorizing a chairman of a company's board of directors to also act as its general manager as well as certain arrangements between a company and its shareholders and/or creditors.

TRANSACTIONS REQUIRING SPECIAL APPROVAL

An "office holder" is defined in the Companies Law as a director, general manager, chief business manager, deputy general manager, vice general manager and any person assuming the responsibilities of any of the foregoing positions without regard to such person's title and any other manager who is directly subject to the general manager.

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company. The duty of care requires an office holder to act with the level of care which a reasonable office holder in the same position would have acted under the same circumstances.

The breach of such duty is governed by Israeli contract laws. The duty of care includes a duty to use reasonable means to obtain:

          - information on the appropriateness of a given action brought for his approval or performed by him by virtue of his position; and

          - all other important information pertaining to the previous actions.

The duty of loyalty requires an office holder to act in good faith for the interests of the company and includes a duty to:

          - refrain from any conflict of interest between the performance of his duties in the company and his personal affairs;

          -    refrain from any activity that is competitive with the Company;

          - refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

          - disclose to the company any information or documents relating to a company's affairs which the office holder has received due to his position as an office holder.

Each person listed in the table under "Item 5 - Directors and Executive Officers, Promoters and Control Persons" is an office holder.

The Companies Law requires that an office holder disclose to the Company any personal interest that he or she may have, and all related material information known to him or her, in connection with any existing or proposed transaction by the company. The disclosure is required to be made promptly and in any event, no later than the board of directors meeting in which the transaction is first discussed. A personal interest of an office holder includes an interest of a company in which the office holder is, directly or indirectly, a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by his or her relative.

Under the Companies Law, an extraordinary transaction is a transaction:

          -    not in the ordinary course of business;

          -    not on market terms; or

          - likely to have a material impact on the company's profitability, assets or liabilities.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve the transaction, unless the company's articles of association provide otherwise. A transaction that is adverse to the Company's interest may not be approved. If the transaction is an extraordinary transaction, then it also must be approved by the audit committee, before the board approval, and under certain circumstances, by the shareholders of the Company. A director who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at this meeting or vote on this matter. If a majority of the directors has a personal interest in a transaction, these directors are permitted to be present and vote, but shareholder approval is also required.

Approval by the audit committee and/or the board of directors is required for such matters as: (i) certain transactions to which the company intends to be a party and in which an Office Holder, a controlling shareholder and/or certain other parties (including affiliates of the aforementioned) have a direct or indirect personal interest, (ii) actions or arrangements which could otherwise be deemed to constitute a breach by an Office Holder of a fiduciary duty to the company, (iii) arrangements with directors as to the term of their service, (iv) indemnification and/or insurance of Office Holders, and (v) certain transactions defined in the Companies Law as extraordinary transactions (a transaction which is not in the ordinary course of business or is not at market conditions, or a transaction which is likely to have a material impact on the profitability, property or obligations of the Company).

Under the Companies Law, the disclosure requirements which apply to an office holder also apply to a controlling shareholder of a public company. A controlling shareholder includes a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company.

Extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the Company. The shareholder approval must satisfy either of the following criteria:

          - the majority of the votes for the approval includes the votes of at least one-third of the total votes of shareholders who are present at the meeting and who have no personal interest in the transaction; the votes of abstaining shareholders shall not be included in the number of the said total votes; or

          - the total number of votes against the approval, among the shareholders who are present at the meeting and who have no personal interest in the transaction shall not exceed 1% of the aggregate voting rights in the company.

For information concerning the direct and indirect personal interests of certain of our office holders and principal shareholders in certain transactions with us, see "Item 7 - Certain Relationships and Related Party Transactions."

Under the Companies Law, all arrangements as to compensation of office holders who are not directors require approval of the board of directors. Arrangements as to compensation of directors also require audit committee approval, before board approval, and shareholder approval. The Companies Regulations (Rules Regarding Compensation and Expenses of External Directors), 2000, ("Companies Regulations - Compensation of External Directors") regulate compensation of external directors.

SHAREHOLDERS' DUTIES

     Under the Companies Law, a shareholder has a duty to act in good faith towards the company and other shareholders and to refrain from abusing his power in the company, including, among other things, when voting at the general meeting of shareholders on the following matters:

     o    any amendment to the articles of association;

     o    an increase of the authorized share capital of the company;

     o    a merger; or -

     o approval of certain acts and transactions which require shareholder approval.

     In addition, a shareholder has the general duty to refrain from depriving other shareholders of their rights. Furthermore, any controlling shareholder, any shareholder who knows that he possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the articles of association, has the power to appoint an office holder is under a duty to act in fairness towards the company. The Companies Law does not describe the substance of this duty.

ANTI-TAKEOVER PROVISIONS UNDER ISRAELI LAW

     Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required. The Companies Law provides that the articles of association of companies, such as ours, that were incorporated prior to February 1, 2000 are deemed to include a provision whereby the approval of a merger requires a majority of three quarters of those present and voting at a general meeting of shareholders. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies and at least seventy days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

     The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition the purchaser would become a 25% shareholder of the company. This rule does not apply if there is already another 25% shareholder of the company.

     Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of tender offer if as a result of the acquisition the purchaser would become a 45% shareholder of the company, unless someone else already holds 50% of the voting power of the company. These rules do not apply if the acquisition is made by way of a merger. Regulations promulgated under the Companies Law provide that these tender offer requirements do not apply to companies whose shares are listed for trading outside of Israel if, according to the law in the country in which the shares are traded, including the rules and regulations of the stock exchange on which the shares are traded, either:

     o there is a limitation on acquisition of any level of control of the company; or

     o the acquisition of any level of control requires the purchaser to do so by means of a tender offer to the public.

     However, under the Companies Law, if following any acquisition of shares the acquirer holds 90% or more of the company's shares or of a class of shares, the acquisition must be made by means of a tender offer for all of the target company's shares or all the shares of the class, as applicable. An acquirer who wishes to eliminate all minority shareholders must do so by way of a tender offer and acquire 95% of all shares not held by or for the benefit of the acquirer prior to the acquisition. If, however, the tender offer to acquire 95% is not successful, the acquiror may not acquire shares tendered if, by doing so the acquiror would own more than 90% of the shares of the target company.

     Finally, Israeli tax law treats specified acquisitions, including a share-for-share swap between an Israeli company and a non-Israeli company, less favorably than does U.S. tax law. For example, Israeli tax law may subject a shareholder who exchanges his ordinary shares for shares in a non-Israeli corporation to immediate taxation, although the tax event can be postponed in certain cases for 2 to 4 years upon approval of the tax authorities.

TRANSFER OF SHARES AND NOTICES

     Fully paid ordinary shares are issued in registered form and may be transferred freely. Each shareholder of record is entitled to receive at least 21 days prior notice of shareholders' meetings. For purposes of determining the shareholders entitled to notice and to vote at such meetings, the Board of Directors may fix the record date not exceeding 60 days prior to the date of any general meeting.

MODIFICATION OF CLASS RIGHTS

     If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by our Articles of Association) may be modified or abrogated by the Company by a special resolution subject to the consent in writing of the holders of the issued shares of the class, or by the adoption of a special resolution passed at a separate general meeting of the holders of the shares of such class.

ACCESS TO INFORMATION

     We file reports with the Israeli Registrar of Companies regarding our registered address, our registered capital, our shareholders and the number of shares held by each, the identity of the directors and details regarding security interests on our assets. In addition, the Company must file with the Israeli Registrar of Companies its Articles of Association and a copy of any special resolution adopted by a general meeting of shareholders. The information filed with the Registrar of Companies is available to the public. In addition to the information available to the public, our shareholders are entitled, upon request, to review and receive copies of all minutes of meetings of our shareholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

                                     PART II

ITEM 1. MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

The following table sets forth for the periods indicated the closing representative high and low sales price quotations of our ordinary shares as reported by NASDAQ. These quotations are not adjusted for retail mark-up, mark-down or commissions and do not necessarily represent actual transactions.

2005                      HIGH            LOW
----                      ----            ----

First Quarter             1.09            0.58
Second Quarter            0.95            0.60
Third Quarter             0.87            0.65
Fourth Quarter            0.75            0.60

2006                      HIGH            LOW
----                      ----            ----

First Quarter             1.31            0.39
Second Quarter            1.06            0.51
Third Quarter             0.99            0.63
Fourth Quarter            4.30            0.85

2007                      HIGH            LOW
----                      ----            ----

First Quarter             1.98            1.12
Second Quarter            2.03            0.92
Third Quarter             1.19            0.80
Fourth Quarter            1.15            0.80

ITEM 2. LEGAL PROCEEDINGS

     Not applicable

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Not applicable.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES

     Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care. Under the Companies Law, a company may not (1) indemnify an office holder or absolve him from liability towards the company for, or (2) enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any one of the following:

     o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not be detrimental to the benefit of the company;

     o an intentional or reckless breach by the office holder of his duty of care;

     o any act or omission intended to confer on the office holder an illegal personal gain; or

     o    any fine levied against the office holder.

     Article 109 of the Articles of Association of the Company contains provisions which relate to the indemnity and insurance of officers and directors. Subject to the provisions of the Companies Law, the Company's Articles of Association provide that it may enter into a contract for the insurance of the liability of any of its office holders with respect to:

     (i) a breach of his duty of care to the Company or to any other person;

     (ii) a breach of fiduciary duty to the Company provided that the Officer has acted in good faith and that he had reasonable grounds to assume that the act would not harm the good of the Company;

     (iii) a financial liability which shall be imposed on such Officer in favor of any other person, in respect of an act performed by him by virtue of his being an officer of the Company;

     Subject to the provisions of the Companies Law, the Company's Articles of Association provide that it may indemnify an officer holder with respect to any of the following:

     (i) a financial liability imposed on him in favor of any other person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court, in respect of an act performed by him by virtue of his being an Officer of the Company.

     (ii) reasonable litigation costs, including lawyer's fees, expended by an Officer or which were imposed on an Officer by a court in proceedings filed against him by the Company or in its name or by any other person or in a criminal charge on which he was acquitted, in respect of an act performed by him by virtue of his being an Officer of the Company.

     In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, the Company's office holders must be approved by its audit committee and its board of directors and, in specified circumstances, by its shareholders.

     The Company has obtained directors' and officers' liability insurance.

                                    PART F/S

     Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

                                    PART III

1.   INDEX TO EXHIBITS

     See Item 9.01(d) below, which is incorporated by reference herein.

2.   DESCRIPTION OF EXHIBITS

     See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

ITEM 3.02. RECENT SALES OF UNREGISTERED SECURITIES.

     Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

     The securities described above in Section 2.01 were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") under Section 4(2) of the Act and/or under Regulations S promulgated under the Act.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

     Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     In connection with the approval of the Plan, the shareholders of the Company approved the following amendments to its Articles of Association (the "Articles"), which became effective on the Closing Date.

     (i) The deletion of the Articles 65(a) and 65(b) in their entirety and their replacement with the following:

          "65 (a) The Board of Directors of the Company shall consist of not less than two and no more than thirteen Directors, including the External Directors (the "External Directors") to be appointed and hold office in accordance with the provisions of the Companies Law and any Regulations enacted thereunder, as amended from time to time.

          65(b) With the exception of the election of External Directors which shall be governed in accordance with the provisions of the Companies Law, directors shall be elected at the Annual General Meeting by an Ordinary Majority. The directors so elected shall hold office until the next Annual General Meeting unless determined otherwise at a subsequent General Meeting. Notwithstanding the aforesaid, if no directors are appointed at the Annual General Meeting, the directors appointed at the previous Annual General Meeting shall continue to hold office. With the exception of the removal of External Directors which shall be governed in accordance with the provisions of the Companies Law, at a General Meeting by an Ordinary Majority, the shareholders shall be entitled to remove any director(s) from office, to elect directors in place of the director(s) so removed or to fill any vacancy, however created, including a vacancy resulting from an enlargement of the Board of Directors by resolution of the Board of Directors, on the Board of Directors."

     (ii) The deletion of the Article 66 in its entirety and its replacement with the following:

          "66 The Board of Directors may, from time to time, appoint an additional director or additional directors to the Company, in order to fill the office of a director which has been vacated or for any reason or as an additional director or additional directors, provided that the overall number of directors does not exceed the maximum number specified in
     Article 65(a) above. A director appointed as aforesaid shall cease to hold office at the end of the Annual Meeting following his appointment."

     In addition, immediately following the Closing, the Company amended its Memorandum and Articles to change its name to NexGen Biofuels Ltd. which is pending Registrar approval.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The financial statements of NexGen Biofuels Inc. for the periods and dates indicated below are filed with this report.

                                                                          Page

AUDITED FINANCIAL STATEMENTS
     Report of Independent Registered Public Accounting Firm              F-1
     Balance Sheet as of December 31, 2006                                F-2
     Statement of Operations for the period August 10, 2006
     (Inception) to December 31, 2006                                     F-3
     Statement of Stockholders' Deficit for the Period August
     10, 2006 (Inception) to December 31, 2006                            F-4
     Statement of Cash Flows for the period August 10, 2006
     (Inception) to December 31, 2006                                     F-5
     Notes to Financial Statements                                       F-6-17

UNAUDITED FINANCIAL STATEMENTS
     Balance Sheet as of September 30, 2007                               F-2
     Statement of Operations for the nine month period ended
     September 30, 2007, and for the period begin on August 10,
     2006 (date of inception) until September 30, 2006, and for the period since August 10, 2006 (date of inception) until
     September 30, 2007.                                                  F-3
     Statement of Stockholders' Deficit for the nine month
     period ended September 30, 2007                                      F-4
     Statement of Cash Flows for the nine month period ended
     September 30, 2007, and for the period begin on August
     10, 2006 (date of inception) until September 30, 2006,
     and for the period since August 10, 2006 (date of
     inception) until September 30, 2007.                                 F-5
     Notes to Financial Statements                                       F-6-17

(D)  EXHIBITS

             Incorp. by
Exhibit No.  Reference     Description
----------   ----------    -----------

   1.1         1.1(1)      Memorandum of Association of the Registrant, as
                           amended

   1.2           2         Articles of Association, restated to include all
                           amendments in effect as of December 31, 2006

   1.3           *         Amendment to Articles of Association

  4.33           3         Audit Committee Charter

  4.34           2         Purchase Agreement between Healthcare Technologies
                           Ltd., Gamida For Life B.V., MAC Bioventures Inc.
                           and NexGen Biofuels Inc.

  4.35           *         Amendment No. 1 to Purchase Agreement.

  4.36           4         AAA Valuation dated May 4, 2007 and letter dated July
                           13, 2007.

  4.37           4         Valuation from David Boas Business Consultant Ltd.,
                           dated January 20, 2007.

   5.           **         Consent of Independent Public Accountants

   8.            *         Subsidiaries of the Registrant

   11            2         Code of Ethics

----------

* Previously filed.

**Filed herewith.

                (1) Incorporated by reference to the Registrant's Annual Report on Form 20-F for the Fiscal year ended December 31, 1997.

                (2) Incorporated by reference to the Registrant's Annual Report on Form 20-F for the Fiscal year ended December 31, 2006.

                (3) Incorporated by reference to the Registrant's Annual Report on Form 20-F for the Fiscal year ended December 31, 2004.

                (4) Incorporated by reference to the Registrant's Proxy Statement filed as an exhibit to the Registrant's Form 6-K dated August 2007, filed on August 16, 2007.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NexGen Biofuels Ltd.

                                                    By: /s/ Eran Rotem
                                                    ------------------
                                                    Eran Rotem
                                                    Chief Financial Officer

Dated: February 12, 2008

                        CONSOLIDATED FINANCIAL STATEMENTS

                     NEXGEN BIOFUELS, INC. AND SUBSIDIARIES
          (A DEVELOPMENT STAGE COMPANY AND MAJORITY OWNED SUBSIDIARY OF
                             MAC BIOVENTURES, INC)

 As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through September 30, 2006, the period August 10, 2006 (Date of Inception)
 through December 31, 2006, and the period August 10, 2006 (Date of Inception)
                     through September 30, 2007(Unaudited).

                       NexGen Biofuels, Inc. Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                        Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through September 30, 2006, the period August 10, 2006 (Date of Inception)
 through December 31, 2006, and the period August 10, 2006 (Date of Inception)
                     through September 30, 2007(Unaudited).

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                    F-1

Consolidated Financial Statements:

         Consolidated Balance Sheets                                       F-2
         Consolidated Statements of Operations                             F-3
         Consolidated Statement of Changes in Stockholders' Deficit        F-4
         Consolidated Statements of Cash Flows                             F-5
         Notes to Consolidated Financial Statements                       F-6-17

                                 [PNCCPAS LOGO]
================================================================================

             Report of Independent Registered Public Accounting Firm

Board of Directors
Nexgen Biofuels, Inc. and Subsidiaries
(A Development Stage Company and Majority Owned Subsidiary
  of Mac Bioventures, Inc.)
Wesley Chapel, Florida

We have audited the accompanying consolidated balance sheet of Nexgen Biofuels, Inc. and Subsidiaries (the "Company") (a development stage company and majority owned subsidiary of Mac Bioventures, Inc.) as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the period August 10, 2006 (date of inception) through December 31, 2006. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and cash flows for the period August 10, 2006 (date of inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $496,372 for the period August 10, 2006 (date of inception) through December 31, 2006. As of December 31, 2006, the Company had $324,310 of negative working capital and $49,350 of cash with which to satisfy any future cash requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
May 8, 2007

           PENDER NEWKIRK & COMPANY LLP o CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
              100 South Ashley Drive o Suite 1650 o Tampa, Florida
                  33602 o (813) 229-2321 o Fax: (813) 229-2359
================================================================================
                                 PCAOB REGISTERED
    [AGN LOGO] MEMBER OF AGN INTERNATIONAL. LTD - A WORLDWIDE ASSOCIATION OF
            SEPARATE AND INDEPENDENT ACCOUNTING AND CONSULTING FIRMS
    MEMBER OF PRIVATE COMPANIES PRACTICE SECTION AND CENTER FOR AUDIT QUALITY
            OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                     Nexgen Biofuels, Inc. and Subsidiaries
               (A Development Stage Enterprise and Majority Owned
                      Subsidiary of Mac Bioventures, Inc.)

                           Consolidated Balance Sheets

                                                                            September 30,      December 31,
                                                                                2007               2006
                                                                             (Unaudited)
                                                                             -----------        -----------
ASSETS
Current assets:
     Cash                                                                    $    21,585        $    49,350
                                                                             -----------        -----------
Total current assets                                                              21,585             49,350

Computer equipment, net of accumulated depreciation of $546
     and $83 at September 30, 2007 and December 31, 2006, respectively             2,968              2,359
Investment in land purchase options                                              136,016            150,446
Investment in Mid American Bio Energy & Commodities, LLC (MABE)                1,000,000                  -
Deposit                                                                           75,000                  -
                                                                             -----------        -----------
                                                                             $ 1,235,569        $   202,155
                                                                             ===========        ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Line of credit payable, related party                                   $ 1,274,150                  -
     Note payable, related party                                               1,000,000                  -
     Accounts payable and accrued expenses, including related
          party payable of $71,628 and $7,590 at September 30, 2007
          and December 31, 2006, respectively                                    333,943            215,747
     Accrued payroll and taxes, stockholders                                     489,094            157,913
                                                                             -----------        -----------
Total current liabilities                                                      3,097,187            373,660
                                                                             -----------        -----------

Long-term liabilities:
     Line of credit payable, related party                                             -            304,650
                                                                             -----------        -----------

Stockholders' deficit:
     Preferred stock; par value $.0001; 25,000,000 shares authorized;
          0 shares issued and outstanding                                              -                  -
     Common stock; par value $.0001; 400,000,000 shares authorized;
          44,705,000 and 0 shares issued and outstanding, respectively             4,473                  -
     Additional paid-in capital                                                  697,297              1,000
     Stock for Prepaid Services                                                 (602,002)
     Common stock payable                                                         15,000             19,217
     Deficit accumulated during the development stage                         (1,976,386)          (496,372)
                                                                             -----------        -----------
Total stockholders' deficit                                                   (1,861,618)          (476,155)
                                                                             -----------        -----------

                                                                             $ 1,235,569        $   202,155
                                                                             ===========        ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

                     Nexgen Biofuels, Inc. and Subsidiaries
               (A Development Stage Enterprise and Majority Owned
                      Subsidiary of Mac Bioventures, Inc.)

                      Consolidated Statements of Operations

                                                                  August 10, 2006     August 10, 2006     August 10, 2006
                                            Nine months ended   (Date of Inception) (Date of Inception) (Date of Inception)
                                               September 30,      to September 30,   to  December 31,     to September 30,
                                                   2007                2006                2006                2007
                                                (Unaudited)        (Unaudited)                              (Unaudited)
                                               ------------        ------------        ------------        ------------
EXPENSES:
     Legal and professional                    $    469,424        $    122,553        $    204,942        $    674,366
     Salaries expense                               507,781              72,589             181,132             688,913
     Travel expense                                 147,558              25,696              64,676             212,234
     Other expenses                                 237,695              22,303              38,032             275,727
                                               ------------        ------------        ------------        ------------

Net loss from operations                         (1,362,458)           (243,141)           (488,782)         (1,851,240)

Loss on disposal of land purchase option            (54,430)                                                    (54,430)
Interest expense                                    (63,126)             (3,244)             (7,590)            (70,716)
                                               ------------        ------------        ------------        ------------

Net loss                                       $ (1,480,014)       $   (246,385)       $   (496,372)       $ (1,976,386)
                                               ============        ============        ============        ============

Net loss per common share-
     basic and diluted                         $      (0.03)                  -                   -        $      (0.07)
                                               ============        ============        ============        ============

Weighted average shares outstanding-
     basic and diluted                           43,751,843                   -                   -          28,817,320
                                               ============        ============        ============        ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

                     Nexgen Biofuels, Inc. and Subsidiaries
               (A Development Stage Enterprise and Majority Owned
                      Subsidiary of Mac Bioventures, Inc.)

           Consolidated Statements of Changes in Stockholders' Deficit

Period August 10, 2006 (Date of Inception) through September 30, 2007

                                                                                                        Deficit
                                                                                                      Accumulated
                                Preferred Stock    Common Stock       Stock for  Additional  Common      During
                                   ---------   --------------------    Prepaid     Paid-In    Stock    Development
                                 Shares Amount   Shares      Amount    Services    Capital   Payable      Stage          Total
                                   ---   ---   ----------   -------   ---------    -------   -------   -----------    -----------
Balance, August 10, 2006 (date
of inception)                        -     -            -         -                      -         -             -
Common stock payble, founders        -     -            -         -                      -   $ 4,217             -    $     4,217
Common stock payble for services     -     -            -         -                           15,000             -         15,000
Capital contributions since
August 10, 2006                      -     -            -         -                  1,000                       -          1,000
Net loss for period                  -     -            -         -                      -         -      (496,372)      (496,372)
                                   ---   ---   ----------   -------   ---------    -------   -------   -----------    -----------

Balance, December 31, 2006           -     -            -         -                $ 1,000   $19,217   $  (496,372)   $  (476,155)
                                   ===   ===   ==========   =======   =========    =======   =======   ===========    ===========
Shares issued in January 2007,
$0.0001/share-founders shares                  42,165,000     4,217                           (4,217)
Common Stock Payable-founders                                                                     50                           50
Shares issued in January 2007,
$0.0001/share-founders shares                     635,000        64                                                            64
Shares issued in February 2007,
$0.0001/share-founders shares                      50,000         5                                                             5
Shares issued in May 2007,
$0.0001/share-founders shares
related to January 2007 stock
commitment                                        500,000        50                              (50)                           -
Shares issued in May 2007,
$0.45/share-employee/consulting
services                                           65,000         7                 29,460                                 29,467
Shares issued in May 2007,
$0.45/share-consulting services                 1,000,000       100    (453,333)   453,233                                      -
Shares issued in May 2007,
$0.45/share-consulting services                   110,000        11                 49,856                                 49,867
Shares issued in August 2007,
$0.91/share-director services                     175,000        18    (158,667)   158,649                                      -
Shares issued in August 2007,
$1.02/share-consulting services                     5,000         1                  5,099                                  5,100
Amortization of prepaid stock
services                                                                  9,998                                             9,998
Net loss (unaudited)                 -     -            -         -                      -              (1,480,014)    (1,480,014)
                                   ---   ---   ----------   -------   ---------    -------   -------   -----------    -----------

Balance, September 30, 2007
(unaudited)                          -     -   44,705,000     4,473    (602,002)   697,297    15,000    (1,976,386)    (1,861,618)
                                   ===   ===   ==========   =======   =========    =======   =======   ===========    ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

                     Nexgen Biofuels, Inc. and Subsidiaries
               (A Development Stage Enterprise and Majority Owned
                      Subsidiary of Mac Bioventures, Inc.)

                      Consolidated Statements of Cash Flows

                                                              Nine months      August 10,      August 10,      August 10,
                                                                 ended            2006            2006           2006
                                                                                (Date of       (Date of        (Date of
                                                                              Inception) to   Inception) to   Inception) to
                                                              September 30,   September 30,    December 31,   September 30,
                                                                  2007            2006            2006            2007
                                                               (Unaudited)     (Unaudited)                     (Unaudited)
                                                               -----------     -----------     -----------     -----------
OPERATING ACTIVITIES
     Net loss                                                  $(1,480,014)    $  (246,385)    $  (496,372)    $(1,976,386)
                                                               -----------     -----------     -----------     -----------
     Adjustments to reconcile net loss to net cash used
          by operating activities:
               Depreciation expense                                    463               -              83             546
               Stock compensation                                   94,551          19,217          19,217         113,768
               Loss on disposal of land purchase option             54,430               -               -          54,430
               Increase in:
                    Accounts payable and accrued expenses          118,196          90,689         168,467         333,943
                    Accrued Payroll and Taxes, Stockholders        331,181          54,226         157,913         489,094
                                                               -----------     -----------     -----------     -----------
     Total adjustments                                             598,821         164,132         345,680         991,781
                                                               -----------     -----------     -----------     -----------
Net cash used by operating activities                             (881,193)        (82,253)       (150,692)       (984,605)
                                                               -----------     -----------     -----------     -----------

INVESTING ACTIVITIES
     Investment in computer equipment                               (1,072)              -          (2,442)         (3,514)
     Investments in land purchase options                          (40,000)        (90,636)       (103,166)       (190,446)
     Deposit paid on steel building                                (75,000)              -               -         (75,000)
     Investment in MABE                                         (1,000,000)              -               -      (1,000,000)
                                                               -----------     -----------     -----------     -----------
     Net cash used by investing activities                      (1,116,072)        (90,636)       (105,608)     (1,268,960)
                                                               -----------     -----------     -----------     -----------

FINANCING ACTIVITIES
     Net proceeds from line of credit, related party               969,500         179,650         304,650       1,274,150
     Proceeds from issuance of note payable, related party       1,000,000               -               -       1,000,000
     Capital contribution                                                -           1,000           1,000           1,000
                                                               -----------     -----------     -----------     -----------
     Net cash provided by financing activities                   1,969,500         180,650         305,650       2,275,150
                                                               -----------     -----------     -----------     -----------

NET (DECREASE) INCREASE IN CASH                                    (27,765)          7,761          49,350          21,585

CASH AT BEGINNING OF PERIOD                                         49,350               -               -               -
                                                               -----------     -----------     -----------     -----------
CASH AT END OF PERIOD                                          $    21,585     $     7,761     $    49,350     $    21,585
                                                               ===========     ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND
FINANCING ACTIVITIES:
     Included in accounts payable at December 31, 2006 is $47,280 related to the acquisition of investments in land purchase options.

CASH PAID FOR INTEREST                                         $         -     $         -     $         -     $         -
                                                               ===========     ===========     ===========     ===========
CASH PAID FOR TAXES                                            $         -     $         -     $         -     $         -
                                                               ===========     ===========     ===========     ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

1.   BACKGROUND INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  About the Company

     NexGen Biofuels, Inc. (a development stage company and majority owned subsidiary of Mac Bioventures, Inc.), a Delaware corporation, is in the discovery stage of developing four ethanol plants and one bio-diesel plant in four stages. The plant will be built in two phases, with the first phase yielding two ethanol plants and the bio-diesel plant and the second phase yielding two more ethanol plants. Each facility is expected to produce 100 million gallons per year of its respective fuel.

     The Company officially changed its name from Macquarie Bioventures of Delaware, Inc. to NexGen Biofuels, Inc. on September 20, 2006 upon obtaining a certificate of amendment to its articles of incorporation from the state of Delaware.

(b)  Development Stage Enterprise

     NexGen Biofuels, Inc. and Subsidiaries (the "Company) has been in the development stage since its formation on August 10, 2006. It has primarily been engaged in the development of ethanol plants while raising capital to carry out its business plan. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities while it develops its customer base and establishes itself in the marketplace. The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which the Company may be unable to control. If the Company is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow, or achieve or sustain profitability, which would materially adversely affect its business, operations, and financial results, as well as its ability to make payments on its debt obligations.

(c)  Nature of the Business

     The Company intends to construct or otherwise acquire additional production facilities as financial resources and business prospects make the construction or acquisition of these facilities a viable alternative. The Company intends to grow by expanding the market for ethanol by continuing to work with state governments for the adoption of regulations that promote ethanol as a fuel additive, and alternatively as a primary transportation fuel.

(d)  Basis of Presentation

     The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America and include accounts of NexGen Biofuels, Inc. and each of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)  Unaudited Consolidated Financial Statements

     The accompanying balance sheet as of September 30, 2007, the statements of operations, the statement of changes in stockholders deficit and cash flows for the nine months ended September 30, 2007, the period August 10, 2006 (date of inception) through September 30, 2006, and the period August 10, 2006 (date of inception) through September 30, 2007 are unaudited. The unaudited financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to present fairly the Company's financial position and results of operations and cash flows for these periods. The results of operations for these periods are not necessarily indicative of the results to be expected for the year ending December 31, 2006. Additionally, as permitted by regulation S-B certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with the accounting principles generally accepted in the United States of America have been omitted. The consolidated financial statements for the above periods should be read in conjunction with the consolidated financial statements as of December 31, 2006.

(f)  Use of Estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g)  Cash

     The majority of cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

(h)  Investment in Land Purchase Options

     Investment in land purchase options are agreements between the Company and property owners to acquire parcels of land for the purpose of constructing biofuel plants. The land purchase options are treated as non-current assets as the Company's intention is to exercise the options and develop the biofuel plants. The Company capitalizes the payments to obtain the option to acquire the parcels of land. Additionally, all costs directly identified with the respective land parcels are capitalized. At the time it becomes probable that the property will not be acquired, all capitalized costs associated with the land parcel are charged to operations.

(i)  Computer Equipment

     Computer equipment is carried at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When computer equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved and any gain or loss is included in operations

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)  Income Taxes

     The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) in reporting deferred income taxes. SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the consolidated financial statements carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the year in which the temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets with not be realized.

(k)  Advertising

     Advertising is expensed as incurred. Advertising expense for the nine month period ended September 30, 2007, the period August 10, 2006 (date of inception) through September 30, 2006, the period August 10, 2006 (date of inception) through December 31, 2006, and the period August 10, 2006 (date of inception) through September 30, 2007 was $10,689, $379, $6,369, and $ 17,058, respectively.

(l)  Impairment of Long-lived Assets

     The Company accounts for long-lived asset impairments under SFAS No. 144, "Accounting for the Impairment or disposal of Long-Lived Assets." SFAS No. 144 requires a three step approach for recognizing and measuring the impairment of the assets to be held and used. The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets to carrying amounts. The impairment loss is measured by comparing the fair value of the assets to their carrying amount. Fair value is estimated on based and discounted future cash flows. Assets to be sold are classified as discontinued operations, are stated at the lower of the assets' carrying amounts for fair value, and are no longer depreciated. During the nine month period ended September 30, 2007, the period August 10, 2006 (date of inception) through September 30, 2006, the period August 10, 2006 (date of inception) through December 31, 2006, and the period August 10, 2006 (date of inception) through September 30, 2007, no impairment charges were recorded.

(m)  Fair Value of Financial Instruments

     The carrying amount of the Company's assets and liabilities approximates fair value at September 30, 2007 because of the nature and relatively short-term maturity of these instruments.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)  Net loss per common share

     Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average common shares and potentially dilutive common share equivalents. There were no potentially diluted common share equivalents outstanding for all periods presented.

(o)  SFAS 123(R)

     In December 2004, the Financial Accounting Standards Board (FASB) issued statement of Accounting Standards (SFAS) No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123R). SFAS 123R requires all share-based payments to employees, including grants of employee stock options to be recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented.

(p)  Stock Issued for Services

     During the nine-month period ended September 30, 2007 the Company issued restricted common stock to the consultants and employees. The Company recorded compensation expense and a corresponding amount to common stock and additional paid-in capital based on the fair value of the common stock, which was determined based on a third-party valuation. The compensation is being recognized over the requisite service period. Additionally, the Company granted 175,000 and 1,000,000 shares of common stock to Directors and Consultants for future services. The 1,000,000 shares to the consultants is compensation for future fund raising activities, which will be accounted for as a reduction to equity as the proceeds are obtained. Additionally the consultants will receive ten percent of received proceeds in the future, for raising the proceeds. A contra-equity was recorded for these future services, which is being amortized into compensation expense and equity over the requisite service period for the directors. For the nine-month period ended September 30, 2007, the period August 10, 2006 (date of inception) through September 30, 2006, the period August 10, 2006 (date of inception) through December 30, 2006 and the period August 10, 2006 (date of inception) through September 30, 2007, stock-based compensation was approximately $95,000, $19,000, $19,000, and $114,000, respectively. As of September 30, 2007, the unamortized portion of the stock for prepaid services was approximately $602,000.

(q)  Investment in MABE

     During the nine-month period ended September 30, 2007 the Company invested $1,000,000 in an unrelated non-controlled company. The Company does not have the ability to exercise significant influence over the operating and financial policies of MABE, and as a result, the Company recorded the investment in MABE at cost. The Company periodically reviews their investment in MABE for other-than-temporary declines in fair value, and if the decline is other than temporary, the cost basis is written down to fair value as a new cost basis and included in the statement of operations. There were no write offs for the nine-month period ended September 30, 2007 related to the investment in MABE.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

1.   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)  Recently issued Accounting Pronouncements

     In July 2006, the Financial Accounting Standards Board (FSAB) issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN No. 48), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 provides guidance on the financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transaction. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 did not materially impact the Company's financial position or results of operation.

     In February 2006, the FASB issued SFAS No. 155. This accounting standard permits fair value re-measurement for any hybrid financial instrument containing an imbedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133; establishes a requirement to evaluate interests in securitized financial assets to identify them as freestanding derivatives or as hybrid financial instruments containing an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument pertaining to a beneficial interest other than another derivative financial interest. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year beginning after September 15, 2006. The adoption of SFAS No. 155 did not materially impact the Company's financial statements.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Service of Financial Assets- An Amendment of SFAS No. 140." SFAS No.156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specified situations. Such servicing assets or liabilities would be initially measured at fair value, if practicable, and subsequently, measured at amortized value or fair value based upon an election of the reporting entity. SFAS No. 156 also specifies certain financial statement presentation and disclosures in connection with servicing assets and liabilities. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006 and may be adopted earlier, but only if the adoption is in the first quarter of the fiscal year. The adoption of SFAS No. 156 did not have a material impact on the Company's financial conditions or of its consolidated operations.

     In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 clarifies the principal that fair value should be based on assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal year, with early adoption permitted. The Company does not expect the adoption of SFAS No. 157 to have material impact on its financial condition or results of its consolidated operations.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earning caused by measuring related assets and liability differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for financial statements issued for fiscal years, beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS No. 159 to have a material impact on its financial condition or results of its consolidated operations.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

2.   GOING CONCERN

     The Company incurred a net loss of $1,976,386 for the period August 10, 2006 (date of inception) through September 30, 2007. As of September 30, 2007 the company had $3, 075,602 of negative working capital and $21,585 of cash with which to satisfy any future cash requirements. The Company depends upon capital to be derived from future financial activities, such as subsequent offerings of its common stock, or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that have the direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to predict. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.   RELATED PARTY TRANSACTIONS, LINE OF CREDIT, AND NOTE PAYABLE

     The Company has an unsecured line of credit from Macquarie Bioventures, Inc., a company related to the Company through common ownership. The outstanding balance on the line of credit amounted to $ 1, 274,150 and $304,650 at September 30, 2007 and December 31, 2006, respectively. The line of Credit matures on June 30, 2008 and carries a simple interest rate of eight percent per year. The Company has $725,850 available under the line of credit as of September 30, 2007.

     The Company also entered into unsecured $1,000,000 promissory note with Macquarie Bioventures, Inc., in July 2007. The note expires December 31, 2007, and carries a simple interest rate of ten percent per year.

     Included in accounts payable and accrued expense at September 30, 2007 and December 31, 2006, is accrued interest on the line of credit and note payable with Macquarie Bioventures, Inc. in the amount of $71,628, and $7,590 respectively.

     The Company committed to issue 41,565,000 shares of common stock to Mac Bioventures, Inc., which was recorded as a stock payable in the amount of $4,217 (see Note 6).

     The amounts and terms of the above transactions are not necessarily indicative of the amounts and terms that may have been incurred had comparable transactions been entered into with independent parties.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

4.   LEASE COMMITMENTS

     At December 31, 2006, the Company entered into a lease agreement for office space in New York, New York. The lease expires on June 30, 2007. The Company did not renew the lease. In 2007 the Company entered into a three-year lease for 1,250 square feet of office space in Wesley Chapel, Florida. This lease terminates on January 31, 2010.

     Rent expense for the nine month period ended September 30, 2007, the period August 10, 2006(date of inception) through September 30, 2006, the period August 10, 2006(date of inception) through December 31, 2006, and the period August 10, 2006 (date of inception) through September 30, 2007 was $22,190, $849, $3,680 and $25,870, respectively.

     The following is a schedule by year of future of minimum rental payments required under the aforementioned leases as of September 30, 2007:


     2008                             $31,308
     2009                              31,977
     2010                               2,614
                                      -------
                                      $65,899
                                      =======

5.   INCOME TAXES

     Deferred taxes are recorded for all existing temporary differences in the Company's assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the period August 10, 2006 (date of inception) through September 30, 2007.

     Reconciliation of federal statuary income tax rate of 34 percent to the effective income tax rate is as follows:

Income tax provision at statutory rate      (34.0)%
Increase (decrease) in income tax due to:
     State income taxes, net                 (3.5)
     Valuation allowance                     37.5
                                            -----
                                              0.0%
                                            =====

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

5.   INCOME TAXES (CONTINUED)

                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                    2006             2007
                                                                  ---------        ---------
Net deferred tax asset and liabilities are comprised of the
following:

Deferred tax asset (liability), current:
     Accrued salary and interest expense                          $  54,700        $ 197,300
     Valuation allowance                                            (54,700)        (197,300)
                                                                  ---------        ---------
                                                                          0                0
                                                                  =========        =========

Deferred tax asset (liability), non-current:
     Capitalized start-up costs                                   $ 130,400        $ 354,900
     Valuation allowance                                           (130,400)        (354,900)
                                                                  ---------        ---------
                                                                          0                0
                                                                  =========        =========

     The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from capitalized startup costs and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

6.   EQUITY

     The Company has 400,000,000 shares of common stock authorized with a par value of $.0001. There were no common shares issued or outstanding as of December 31, 2006. At the date of inception and through December 31, 2006, the Company's Board of Directors authorized and committed to issue 41, 565,000 shares of common stock to Mac Bioventures, Inc. and 600,000 and 150,000 shares of common stock to two executives of the Company, respectively, pursuant to their employment agreements (see Note 8). These shares vested at the commitment date. The Company recorded the 41,565,000 and 600,000 shares at par value, and recorded a stock payable of $4,217 (included as a component of equity) and a corresponding entry for the same amount to compensation expense. These stock commitments were recorded at par value as the Board of Directors determined that the Company had minimal value at the respective commitment dates, which approximated the date of inception. In connection with the 150,000 share commitment, the Company recorded a stock payable of $15,000 and a corresponding entry to compensation expense.

     During the nine-month period ended September 30, 2007, the Company issued 42,165,000 shares of common stock related to the above common stock commitments recorded as common stock payable in 2006. Additionally the Company issued 1,185,000 shares of common stock in January 2007, which was deemed to be Founders shares and valued at par value. From February to August 2007, the Company issued an additional 1,355,000 shares of common stock to employees and consultants. The fair value of those shares was based on a third-party valuation obtained subsequent to January 2007. The per share amount of the Company's common stock, as determined by the third-party valuation, was prorated to these common stock issuances to determine the fair value at the respective dates of issuance.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

  As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

6.   EQUITY (CONTINUED)

     The Company has 25,000,000 shares of preferred stock authorized with a par value of $.0001. There were no preferred shares issued or outstanding as of December 31, 2006. The Board of Directors has the right to fix by resolution the designations, preferences, and rights of the preferred stock. As of December 31, 2006 the preferred stock had no designations, preferences or rights.

7.   INVESTMENTS IN LAND PURCHASE OPTIONS

     Investments in land purchase options at September 30, 2007 consist of the following:

COSTS (UNAUDITED)


                                                                      PURCHASE
DESCRIPTION                              DATE OF      DATE OF         PRICE PER                         OTHER
OF PROPERTY           SUBSIDIARY         OPTION      EXPIRATION         ACRE           OPTIONS          COSTS         TOTAL
-----------           ----------         ------      ----------         ----           -------          -----         -----
15 Acres             Council Bluffs
Mills County, IA     Biofuels, Inc.     08/01/06      08/17/09         $ 22,000        $ 7,500        $13,359      $ 20,859

2 Properties
Township of
Reedsburg            Reedsburg          10/30/06      02/01/08(3)      $  2,500         10,000         19,209        29,209
Sauk County, WI      Biofuels, Inc      11/14/06      02/01/08(1)

160 Acres            Indiana
Shelby County, IN    Biofuels, Inc      04/20/07      04/20/08         $ 25,000         40,000         22,928        62,928

72 Acres
Township of Erie     Port Clinton
Ottawa County, OH    Biofuels, Inc      01/12/07      01/12/08               (2)       $ 1,000         22,020        23,020
                                                                                       -------        -------      --------

                                                                                       $58,500        $77,516      $136,016
                                                                                       -------        -------      --------


     (1) The aggregate purchase price of one property in $500,000; the other property has a purchase price of $2,500 per acre. In November 2007, the Company paid $10,000 to extend these options through November 2008.

     (2) Price per acre ranges from $10,000 to $20,000. The purchase price for a separate sewer and water system will be approximately $300,000 and $500,000, respectively. On January 7, 2008 the Company paid $ 7,500 to extend this option to July 12, 2008.

     (3)  In January 2008, the Company extended this option to April 15, 2008.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

 As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

7.   INVESTMENT IN LAND PURCHASE OPTIONS (CONTINUED)

     Investments in land purchase options at December 31, 2006 consist of the following:

COSTS

                                                                               PURCHASE
DESCRIPTION                                  DATE OF         DATE OF           PRICE PER                 OTHER
OF PROPERTY             SUBSIDIARY           OPTION          EXPIRATION          ACRE       OPTIONS      COSTS       TOTAL
-----------             ----------           ------          ----------          ----       -------      -----       -----
62 Acres               Council Bluffs
Mills County, IA       Biofuels, Inc.        08/01/06       08/17/09(5)       $ 22,000      $ 7,500     $ 13,359   $ 20,859

2 Properties
Montgomery             Red Oak               07/14/06       04/30/07(4)       $ 10,000 to    29,000       25,430     54,430
County, IA             Ethanol, Inc                                           $ 12,000

2 Properties
Township of
Reedsburg              Reedsburg             10/30/06       02/01/08(6)       $  2,500       10,000       19,209     29,209
Sauk County, WI        Biofuels, Inc         11/14/06       02/01/08(1)

160 Acres              Indiana
Shelby County, IN      Biofuels, Inc         04/20/07       04/20/08          $ 25,000           (2)      22,928     22,928

72 Acres
Township of Erie       Port Clinton
Ottawa County, OH      Biofuels, Inc         01/12/07       01/12/08                (3)     $ 1,000       22,020     23,020
                                                                                            -------     --------   --------

                                                                                            $47,500     $102,946   $150,446
                                                                                            -------     --------   --------

     (1) The aggregate purchase price of one property in $500,000; the other property has a purchase price of $2,500 per acre. In November 2007, the Company paid $10,000 to extend these options through November 2008.

     (2) Cost of this option is $40,000 and subsequently paid on May 3, 2007 in accordance with terms of the option agreement. This option replaced the option to purchase the Morristown, Indiana property.

     (3) Price per acre ranges from $10,000 to $20,000. The purchase price for a separate sewer and water system will be approximately $300,000 and $500,000, respectively.

     (4)  See Note 9, Subsequent events.

     (5) The option expired on August 1, 2007. The Company relinquished the rights to 47 acres of land related to this option, and in return, the option was extended to August 17, 2009 for no additional consideration.

     (6)  In January 2008, The Company extended this option until April 15, 2008

     If at the expiration date of the above options, the options are not extended or exercised, the total amounts invested in the options will be expensed in accordance with generally accepted accounting principles.

     The carrying amount of all land purchase options are evaluated periodically to determine if adjustment to their balance is warranted. As the option expired unexercised, the Company determined during the nine month period ended September 30, 2007, the company needed to write off $54,430 related to this land option, which is included in the statement of operations as loss on disposal of land purchase option.

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

 As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

8.   ACCRUED COMPENSATION AND EMPLOYMENT AGREEMENT, AND SETTLEMENT AGREEMENT

     The Company recorded approximately $489,000 and $158,000 in accrued compensation and related payroll taxes to the stockholders of the Company as of September 30, 2007 and December 31, 2006 respectively. The terms of the employment agreement with an executive of the company is as follows:

     o Annual salary of $125,000, of which, one half is contingent and payable upon the Company successfully completing certain debt and equity financing.

     o A cash bonus of up to $50,000 within 90 days after production starts of certain acquired or completed ethanol/biodiesel plants.

     o    A signing bonus of 600,000 vested shares of common stock (See Note 6)

     In August 2007, the Company entered into a settlement agreement with a former executive whereby they agreed to pay him $30,000 for the six month period following such executive's termination. Additionally $60,000 will be paid upon the Company successfully completing certain debt and equity financing. The Company also agreed to pay the former executive's health insurance premiums for six months. Any health insurance premiums paid by the Company after the six months will be deducted from the $60,000. As of September 30, 2007, the Company accrued $59,000 related to this settlement agreement, which is included in accrued salaries, stockholders.

9.   COMMITMENTS AND CONTINGENCIES

     In August 2007, the Company entered into a contract for the construction of a building. During the nine-month period ended September 30, 2007, the Company paid $75,000 as a non-refundable deposit, with the balance due of approximately $200,000 as September 30, 2007.

10.  SUBSEQUENT EVENTS (UNAUDITED)

     On January 16, 2007, the Company entered into an asset purchase agreement to complete a merger with Gamida for Life B.V. ("Gamida"), the controlling stockholder of Healthcare Technologies, Ltd.; Healthcare Technologies, Ltd.("Healthcare"); and Mac Bioventures, Inc. Under the plan, Healthcare will continue the business of the Company in the field of ethanol and biodiesel as a publicly traded company. The merger took place on December 31, 2007 and resulted in the following events:

     o Healthcare transferred substantially all of its existing assets to Gamida, in consideration for 4,700,000 shares of Healthcare held by Gamida.

     o The Company transferred its principal assets (the "NexGen Assets") in the ethanol and biodiesel fuel industry consisting of options to purchase five Greenfield sites in the United States and permitting for 100 million gallons of annual ethanol or bio-diesel production per site to NexGen 2007, Inc ("Newco"), a wholly-owned subsidiary of Healthcare;

                     NexGen Biofuels, Inc. and Subsidiaries
          (A Development Stage Company and Majority Owned Subsidiary of
                             Mac Bioventures, Inc.)

                   Notes to Consolidated Financial Statements

 As of September 30, 2007 and December 31, 2006, and for the nine month period ended September 30, 2007, the period August 10, 2006 (Date of Inception) through
   September 30, 2006, the period August 10, 2006 (Date of Inception) through December 31, 2006, and the period August 10, 2006 (Date of Inception) through
                         September 30, 2007(Unaudited).

10.  SUBSEQUENT EVENTS (CONTINUED)

     o Healthcare issued to MAC and MAC's designees an aggregate of 38,280,000 ordinary shares, representing the $58 million appraised value of the NexGen Assets divided by $1.50 (the agreed upon value of Healthcare share) less 1%;

     o Healthcare issued to Israel Amir an aggregate of 386,666 ordinary shares;


     o The Company may, subject to Healthcare's written consent, until 180 days following the Closing, transfer to NewCo an existing functional ethanol or bio-diesel plant or all of the shares held by The Company of an entity which directly owns such a plant ("Option Assets"), in consideration for such number of our ordinary shares equal to the value of the Option Assets (based on a written valuation prepared by a recognized independent firm acceptable to the Company) divided by $1.50 less 1 % ("Option Shares"). The aggregate number of Option Shares issuable by Healthcare, if any, shall not exceed 80,000,000 Ordinary Shares.

     At the time of the merger, Healthcare had no assets, liabilities, or operations. As a result, pro forma presentation of the Company's operations with Healthcare was not presented.

     On October 9, 2007, the Company entered into an extension of a land option agreement to purchase approximately 407 acres of land located in Jefferson County, Arkansas. The total option fee is $35,000. The aggregate purchase price of land is $3,715,300. The options expire July 9, 2008.

     The Company has signed two letters of intent to acquire majority control in two ethanol plants that are located in the Midwest for an aggregate purchase price of approximately $50 million in cash and ordinary shares. Each of the plants will have a name plate capacity of more than 40 million gallons of ethanol. The closings of the acquisitions are subject to the completion of due diligence, the negotiation of definitive purchase document and the receipt of financing.